                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12


                              Halliburton Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                               [HALLIBURTON LOGO]

                                                                  March 25, 2003

To Our Stockholders:

    You are cordially invited to attend the Annual Meeting of Stockholders of Halliburton Company. The meeting will be held on Wednesday, May 21, 2003, at 9:00 a.m. in Ballroom B of the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas 77010. The Notice of Annual Meeting, proxy statement and proxy card from the Board of Directors are enclosed. The materials provide further information concerning the Annual Meeting.

    At the meeting, stockholders are being asked to:

     -- elect a Board of Directors of eleven Directors to serve for the coming year;

     -- ratify the selection of KPMG LLP as independent accountants to examine the financial statements and books and records of Halliburton for 2003;

     -- act on a proposal to amend and restate the Halliburton Company 1993 Stock and Incentive Plan; and

     --   consider one stockholder proposal.

Please refer to the proxy statement for detailed information on each of these proposals.

    It is very important that your shares are represented and voted at the meeting. Your shares may be voted electronically on the Internet, by telephone or by returning the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously voted. We would appreciate you informing us on the proxy card if you expect to attend the meeting so that we can provide adequate seating.

    The continuing interest of our stockholders in the business of Halliburton is appreciated and we hope many of you will be able to attend the Annual Meeting.

                                         Sincerely,

                                         /s/ DAVID J. LESAR

                                         DAVID J. LESAR
                                         Chairman of the Board, President
                                         and Chief Executive Officer

                               [HALLIBURTON LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 21, 2003

    The Annual Meeting of Stockholders of Halliburton Company, a Delaware corporation, will be held on Wednesday, May 21, 2003, at 9:00 a.m., in Ballroom B of the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas 77010. At the meeting, the stockholders will be asked to consider and act upon the matters discussed in the attached proxy statement as follows:

    1. To elect eleven (11) Directors to serve for the ensuing year and until their successors shall be elected and shall qualify.
    2. To consider and act upon a proposal to ratify the appointment of KMPG LLP as independent accountants to examine the financial statements and books and records of Halliburton for the year 2003.
    3. To consider and act upon management's proposal to amend and restate the Halliburton Company 1993 Stock and Incentive Plan.
    4. To consider and act upon one stockholder proposal, if properly presented at the meeting.
    5. To transact any other business that properly comes before the meeting or any adjournment or adjournments of the meeting.

    These items are fully described in the following pages, which are made a part of this Notice. The Board of Directors has fixed Monday, March 24, 2003, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment of the meeting.

    The Company requests that you vote your shares as promptly as possible. You may vote your shares in a number of ways if you have shares registered in your own name:

     --   electronically on the Internet at http://www.eproxy.com/hal,
     -- by telephone if you are in the U.S. and Canada, by calling 1-800-435-6710 (toll-free), or
     -- by marking your votes, dating, signing the proxy card or voting instruction form enclosed and returning it in the postage-paid envelope provided.

    If you hold Halliburton shares with a broker or bank, you may also be eligible to vote via the Internet or by telephone if your broker or bank participates in the proxy voting program provided by ADP Investor Communication Services.

    Either an admission ticket or proof of ownership of Halliburton stock must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, your admission ticket is attached to your proxy card. If your shares are held in the name of a bank, broker or other holder of record, you must bring a current bank or brokerage statement or other proof of ownership with you to the Meeting, or you may request an admission ticket in advance. (See "Annual Meeting Admission" for further details.)


                                         By order of the Board of Directors,

                                         /s/ MARGARET E. CARRIERE

                                          MARGARET E. CARRIERE
                                           Vice President and
                                               Secretary

March 25, 2003

                             ---------------------

    STOCKHOLDERS ARE URGED TO VOTE THEIR SHARES AS PROMPTLY AS POSSIBLE BY (1) FOLLOWING THE ENCLOSED VOTING INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE, OR (2) SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD.

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
General Information...................................................    1

Item 1 -    Election of Directors.....................................    2
            Information about Nominees for Director...................    2
            Stock Ownership of Certain Beneficial Owners and
               Management.............................................    5
            Corporate Governance......................................    7
            The Board of Directors and Standing Committees of
               Directors..............................................    7
            Executive Compensation
                    Compensation Committee Report on Executive
                    Compensation......................................   10
                    Comparison of Cumulative Total Return.............   15
                    Summary Compensation Table........................   16
                    Option Grants for Fiscal 2002.....................   17
                    Option Exercises and Values for Fiscal 2002.......   18
                    Equity Compensation Plan Information..............   18
                    Long-Term Incentive Plans - Awards in Fiscal
                    2002..............................................   19
                    Employment Contracts and Change-In-Control
                    Arrangements......................................   20
            Certain Relationships and Related Transactions............   23
            Directors' Compensation...................................   23
            Audit Committee Report....................................   25
            Audit Information.........................................   26

Item 2 -  Ratification of Selection of Auditors.......................   27

Item 3 -  Proposal to Amend and Restate the 1993 Stock and Incentive
          Plan........................................................   27

Item 4 -  Stockholder Proposal on Executive Severance Agreements......   33
          Additional Information......................................   35

Other Matters.........................................................   36

Appendix A - Audit Committee Charter..................................  A-1

Appendix B - Halliburton Company 1993 Stock and Incentive Plan........  B-1

                                PROXY STATEMENT

                              GENERAL INFORMATION

    The accompanying proxy is solicited by the Board of Directors of Halliburton Company ("Halliburton", the "Company", "we" or "us"). By executing and returning the enclosed proxy or by following the enclosed voting instructions, you authorize the persons named in the proxy to represent you and vote your shares on the matters described in the Notice of Annual Meeting.

ANNUAL MEETING ADMISSION

    An admission ticket, which is required for entry into the Annual Meeting, is attached to your proxy card if you hold shares directly in your name as a stockholder of record. If you plan to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it to the Annual Meeting.

    If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Meeting, you must present proof of your ownership of Halliburton stock, such as a current bank or brokerage account statement, to be admitted to the Meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Halliburton stock, to:

    Halliburton Company
    Attn: Margaret Carriere
    5 Houston Center
    1401 McKinney, Suite 2400
    Houston, Texas 77010

    NO CAMERAS, RECORDING EQUIPMENT, ELECTRONIC DEVICES, LARGE BAGS, BRIEFCASES OR PACKAGES WILL BE PERMITTED IN THE MEETING.

    If you attend the Meeting, you may vote in person. If you are not present, your shares can be voted only if you have followed the instructions for voting via the Internet or by telephone or returned a properly executed proxy; and in these cases, your shares will be voted as you specify. If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. You may revoke the authorization given in your proxy at any time before the shares are voted at the Meeting.

    The record date for determination of the stockholders entitled to vote at the Annual Meeting is the close of business on March 24, 2003. Halliburton's common stock, par value $2.50, is the only class of capital stock that is outstanding. As of March 24, 2003, there were 437,195,953 shares of common stock outstanding. Each of the outstanding shares of common stock is entitled to one vote on each matter submitted to the stockholders for a vote at the Meeting. A complete list of stockholders entitled to vote will be kept at our offices at the address specified below for ten days prior to, and will be available at, the Annual Meeting.

    Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by us to act as election inspectors for the Meeting. Except for the election of Directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter will be the act of the stockholders. Shares for which a holder has elected to abstain on a matter will count for purposes of determining the presence of a quorum and will have the effect of a vote against the matter. In addition, approval of the proposal to amend and restate the 1993 Stock and Incentive Plan requires that the total votes cast on the matter exceed 50% of the shares of common stock outstanding and entitled to vote.

    In the election of Directors, the candidates for election receiving the highest number of affirmative votes of the shares entitled to be voted, whether or not a majority of the shares present, up to the number of Directors to be elected by those shares, will be elected. Shares present but not voting on the election of Directors will be disregarded, except for quorum purposes, and will have no legal effect.

    The election inspectors will treat shares held in street name which cannot be voted by a broker on specific matters in the absence of instructions from the beneficial owner of the shares, known as broker non-vote shares, as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In determining the outcome of any matter for which the broker does not have discretionary authority to vote, however, those shares will not have any effect on that matter. Those shares may be entitled to vote on other matters.

    In accordance with our confidential voting policy, no vote of any stockholder will be disclosed to Halliburton's officers, Directors or employees, except:

     -- as necessary to meet legal requirements and to assert claims for and defend claims against Halliburton;
     --   when disclosure is voluntarily made or requested by the stockholder;
     --   when stockholders write comments on proxy cards; or
     -- in the event of a proxy solicitation not approved and recommended by the Board of Directors.

The proxy solicitor, the election inspectors and the tabulators of all proxies, ballots and voting tabulations that identify stockholders are independent and are not employees of Halliburton.

    This proxy statement, the form of proxy and voting instructions are being sent to stockholders on or about April 9, 2003. Our Annual Report to Stockholders, including financial statements, for the fiscal year ended December 31, 2002 accompanies this proxy statement. The Annual Report is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

    Our principal executive office is located at 5 Houston Center, 1401 McKinney, Suite 2400, Houston, Texas 77010.

                             ELECTION OF DIRECTORS

                                    (ITEM 1)

    Lawrence S. Eagleburger, who has served as a Director since 1998, is retiring from the Board immediately prior to the Annual Meeting of Stockholders on May 21, 2003. He will not be a candidate for reelection for the ensuing year. Due to Mr. Eagleburger's retirement, the number of Directors constituting the Board of Directors will be reduced from twelve to eleven effective 9:00 a.m.
(CDT) on May 21, 2003.

    Eleven Directors are to be elected to serve for the ensuing year and until their successors are elected and qualify. The common stock represented by the proxies will be voted for the election as Directors of the eleven nominees unless we receive contrary instructions. If any of the nominees are unwilling or unable to serve, favorable and uninstructed proxies will be voted for a substitute nominee designated by the Board of Directors. If a suitable substitute is not available, the Board of Directors will reduce the number of Directors to be elected. Each nominee has indicated approval of his or her nomination and his or her willingness to serve if elected.

INFORMATION ABOUT NOMINEES FOR DIRECTOR

(PHOTO)                        ROBERT L. CRANDALL, 67, Chairman Emeritus, AMR
                      Corporation/American Airlines, Inc. (engaged primarily in
                      the air transportation business); Chairman, President and
                      Chief Executive Officer, AMR Corporation and Chairman and
                      Chief Executive Officer, American Airlines, Inc. 1985-1998;
                      President, American Airlines, Inc., 1985-1995; joined
                      Halliburton Company Board in 1986; Chairman of the
                      Compensation Committee and member of the Audit and the
                      Management Oversight Committees; Director of Celestica Inc.,
                      Anixter International Inc., i2 Technologies, Inc., and
                      Advisory Board of American International Group.

(PHOTO)                        KENNETH T. DERR, 66, Retired Chairman of the Board,
                      Chevron Corporation (an international oil company); Chairman and Chief Executive Officer, Chevron Corporation, 1989-1999;
                      joined Halliburton Company Board in 2001; member of the
                      Audit, the Nominating and Corporate Governance and the
                      Management Oversight Committees; Director of AT&T Corp.,
                      Citigroup Inc. and Calpine Corporation.

(PHOTO)                        CHARLES J. DIBONA, 71, Retired President and Chief
                      Executive Officer, American Petroleum Institute (a major
                      petroleum industry trade association), 1979-1997; joined
                      Halliburton Company Board in 1997; Chairman of the Health,
                      Safety and Environment Committee, member of the Compensation and the Management Oversight Committees; Chairman of the
                      Board of Trustees, Logistics Management Institute.

(PHOTO)                        W. R. HOWELL, 67, Chairman Emeritus, J.C. Penney
                      Company, Inc. (a major retailer); Chairman of the Board,
                      J.C. Penney Company, Inc., 1983-1996; Chief Executive
                      Officer, J.C. Penney Company, Inc., 1983-1995; joined
                      Halliburton Company Board in 1991; Chairman of the
                      Management Oversight Committee and member of the Audit and the Compensation Committees; Director of Exxon Mobil
                      Corporation, Pfizer Inc., Deutsche Bank Trust Company
                      Americas (formerly Bankers Trust Company and Bankers Trust
                      New York Corporation), Williams Companies, Inc., American
                      Electric Power Company, Inc. and VISEON, Inc.

(PHOTO)                        RAY L. HUNT, 59, For more than five years, Chairman
                      of the Board and Chief Executive Officer, Hunt Oil Company
                      (oil and gas exploration and development); Chairman of the
                      Board, Chief Executive Officer and President, Hunt
                      Consolidated, Inc.; joined Halliburton Company Board in
                      1998; Chairman of the Nominating and Corporate Governance
                      Committee and member of the Audit and the Management
                      Oversight Committees; Director of Electronic Data Systems
                      Corporation, PepsiCo, Inc., King Ranch Company, and Chairman
                      of the Board of Directors of the Federal Reserve Bank of
                      Dallas.

(PHOTO)                        DAVID J. LESAR, 49, Chairman of the Board,
                      President and Chief Executive Officer of the Company;
                      President of the Company, 1997-2000; Executive Vice
                      President and Chief Financial Officer, 1995-1997; joined
                      Halliburton Company Board in 2000; Director of Lyondell
                      Chemical Company and Mirant Corporation.

(PHOTO)                        AYLWIN B. LEWIS, 48, President, Chief Multibranding
                      & Operating Officer, YUM! Brands, Inc. (a quick service
                      restaurant company); Chief Operating Officer 2000-2003;
                      Executive Vice President, Operations and New Business
                      Development, YUM! Brands, Inc., January-July 2000; Chief
                      Operating Officer, Pizza Hut, Inc., 1997-1999; Senior Vice
                      President, Operations, Pizza Hut, Inc., 1996-1997; Senior
                      Vice President, Marketing and Operations Development,
                      KFC - Pepsico, Inc., 1995-1996; joined Halliburton Company
                      Board in 2001; member of the Compensation, the Health,
                      Safety and Environment and the Management Oversight
                      Committees.

(PHOTO)                        J. LANDIS MARTIN, 57, For more than five years,
                      President and Chief Executive Officer, NL Industries, Inc.
                      (a manufacturer and marketer of titanium dioxide pigments)
                      and Chairman and Chief Executive Officer, Titanium Metals
                      Corporation (an integrated producer of titanium metals);
                      President, Titanium Metals Corporation, since 2000; Chief
                      Executive Officer, Titanium Metals Corporation, since 1995;
                      Chairman of the Board and Chief Executive Officer, Baroid
                      Corporation (and its predecessor), acquired by Dresser
                      Industries, Inc. in 1994, 1990-1994; joined Halliburton
                      Company Board in 1998; member of the Health, Safety and
                      Environment, the Nominating and Corporate Governance and the
                      Management Oversight Committees; Director of NL Industries,
                      Inc., Titanium Metals Corporation, Tremont Corporation,
                      Apartment Investment and Management Corporation, Crown
                      Castle International Corporation and Special Metals
                      Corporation.

(PHOTO)                        JAY A. PRECOURT, 65, Chairman of the Board and
                      Chief Executive Officer, Scissor Tail Energy, LLC (a
                      gatherer, transporter and processor of natural gas and
                      natural gas liquids); Chairman of the Board, Hermes
                      Consolidated, Inc. (a gatherer, transporter and refiner of crude oil and refined products); Vice Chairman and Chief
                      Executive Officer, Tejas Gas Corporation, 1986-1999;
                      President, Tejas Gas Corporation, 1996-1998; joined
                      Halliburton Company Board in 1998; member of the
                      Compensation, the Health, Safety and Environment and the
                      Management Oversight Committees; Director of Founders Funds,
                      Inc., Timken Company and Apache Corp.

(PHOTO)                        DEBRA L. REED, 46, President and Chief Financial
                      Officer, Southern California Gas Company and San Diego Gas &
                      Electric Company (regulated utility companies); President,
                      Energy Distribution Services, Southern California Gas
                      Company, 1998-2000; Senior Vice President, Southern
                      California Gas Company, 1995-1998; joined Halliburton
                      Company Board in 2001; member of the Health, Safety and
                      Environment, the Nominating and Corporate Governance and the
                      Management Oversight Committees.

(PHOTO)                        C. J. SILAS, 70, Retired Chairman of the Board and
                      Chief Executive Officer, Phillips Petroleum Company (engaged in exploration and production of crude oil, natural gas and natural gas liquids on a worldwide basis, the manufacture of plastics and petrochemicals and other activities); Chairman of the Board and Chief Executive Officer, Phillips Petroleum
                      Company, 1985-1994; joined Halliburton Company Board in
                      1993; Chairman of the Audit Committee and member of the
                      Compensation and the Management Oversight Committees.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information about persons or groups, based on information contained in Schedules 13G filed with the Securities and Exchange Commission reflecting beneficial ownership at December 31, 2002, who own or have the right to acquire more than five percent of our common stock.

                                                              AMOUNT AND
                                                              NATURE OF    PERCENT
NAME AND ADDRESS                                              BENEFICIAL     OF
OF BENEFICIAL OWNER                                           OWNERSHIP     CLASS
-------------------                                           ----------   -------
Wellington Management Company, LLP..........................  37,168,271(1)  8.52%
  75 State Street
  Boston, MA 02109

----------------
(1) Wellington Management Company, LLP (WMC) is investment advisor to its clients, who are the owners of record of the 37,168,271 shares listed here. WMC has shared dispositive power over 37,168,271 shares, and shared power to vote or to direct the vote of 25,844,797 shares of our common stock.

    The following table sets forth, as of March 25, 2003, the amount of our common stock owned beneficially by each Director, each of the executive officers named in the Summary Compensation Table on page 16 and all Directors and executive officers as a group.

                                                                     AMOUNT AND NATURE OF
                                                                     BENEFICIAL OWNERSHIP
                                                                     --------------------
                                                                 SOLE        SHARED
                                                              VOTING AND   VOTING OR
NAME OF BENEFICIAL OWNER OR                                   INVESTMENT   INVESTMENT   PERCENT
NUMBER OF PERSONS IN GROUP                                     POWER(1)     POWER(2)    OF CLASS
---------------------------                                   ----------   ----------   --------
Lester L. Coleman...........................................    198,649                    *
Robert L. Crandall..........................................      8,000                    *
Kenneth T. Derr.............................................     10,800                    *
Charles J. DiBona...........................................      5,000                    *
Lawrence S. Eagleburger.....................................      6,990                    *
Douglas L. Foshee...........................................    142,430                    *
Robert R. Harl..............................................    295,035                    *
W. R. Howell................................................      6,900                    *
Ray L. Hunt.................................................     83,047      69,712(3)     *
David J. Lesar..............................................  1,475,999      20,000(3)     *
Aylwin B. Lewis.............................................      7,800                    *
J. Landis Martin............................................     32,401                    *
Edgar J. Ortiz..............................................    358,853                    *
Jay A. Precourt.............................................     24,040                    *
Debra L. Reed...............................................      7,800         250(3)     *
C. J. Silas.................................................      7,000                    *
Shares owned by all current Directors and executive officers
  as a group (22 persons)...................................  3,159,106                    *

----------------
 *   Less than 1% of shares outstanding.

(1) Included in the table are shares of common stock that may be purchased pursuant to outstanding stock options within 60 days of the date of this proxy statement for the following: Mr. Coleman - 198,649; Mr.
     Crandall - 3,000; Mr. Derr - 7,000; Mr. DiBona - 3,000; Mr.
     Eagleburger - 4,500; Mr. Foshee - 8,649; Mr. Harl - 137,982; Mr.
     Howell - 3,000; Mr. Hunt - 11,500; Mr. Lesar - 795,704; Mr. Lewis - 7,000;
     Mr. Martin - 11,500; Mr. Ortiz - 196,649; Mr. Precourt - 11,500; Ms.
     Reed - 7,000; Mr. Silas - 3,000 and six unnamed executive officers - 249,433. Until the options are exercised, these individuals will neither have voting nor investment power over the underlying shares of common stock but only have the right to acquire beneficial ownership of the shares through exercise of their respective options.

(2) The Halliburton Stock Fund is an investment fund established under the Halliburton Company Employee Benefit Master Trust to hold Halliburton common stock for some of Halliburton's profit sharing, retirement and savings plans. The Fund held 8,220,411 shares of common stock at March 6, 2003. Mr. Foshee and three executive officers not named in the above table have beneficial interests in the Fund. Shares held in the Fund are not allocated to any individual's account. A total of 504 shares which might be deemed to be beneficially owned as of March 6, 2003 by Mr. Foshee and a total of 1,810 shares which might be deemed to be beneficially owned as of March 6, 2003 by the unnamed executive officers are not included in the table above. The Trustee, State Street Bank and Trust Company, votes shares held in the Halliburton Stock Fund in accordance with voting instructions from the participants. Under the terms of the plans, a participant has the right to determine whether up to 15% of his account balance in a plan is invested in the Halliburton Stock Fund. The Trustee, however, determines when sales or purchases are to be made.

(3) Mr. Hunt holds 69,712 shares as the trustee of trusts established for the benefit of his children. Mr. Lesar holds 20,000 shares in a family partnership. Ms. Reed has shared voting and investment power over 250 shares held in her husband's Individual Retirement Account.

                              CORPORATE GOVERNANCE

    In 1997, our Board of Directors adopted a formal statement of its responsibilities and corporate governance guidelines to ensure effective governance in all areas of its responsibilities. Since 1997, our guidelines have been reviewed periodically and revised as appropriate to reflect the dynamic and evolving processes relating to the operation of the Board. Our Board's statement of responsibilities and the corporate governance guidelines, as revised in July 2001, can be found on the Investor Relations page of our web site. If you do not have access to our web site, you can request a hard copy of the guidelines by contacting the Vice President and Secretary at the address set forth on page 2 of this proxy statement.

THE BOARD'S ROLE IN STRATEGIC PLANNING

    Our Board believes that its primary responsibility is to oversee Halliburton's affairs for the benefit of our stockholders. Our governance guidelines specify several core areas that are included within this responsibility. One of them, strategic planning, is discussed in more detail below.

    Our Board has the responsibility for reviewing and approving Halliburton's strategic and business plans and for monitoring Halliburton's performance against those plans. There are several provisions of the governance guidelines that directly address our Board's role in carrying out its duties concerning Halliburton's long-range strategic plans.

 -- The Chief Executive Officer's performance is evaluated by the Board using specific criteria that include:
       --   performance of the business, including achievement of financial objectives and goals;
       --   development and implementation of initiatives to provide long-term economic benefit to Halliburton; and
       --   accomplishment of strategic objectives.

 -- Each year at one of its regular meetings, our Board reviews and approves Halliburton's long-term strategic and business plans.

 -- At subsequent Board meetings throughout the year, our Directors monitor Halliburton's performance against those strategic and business plans.

 -- To keep our Directors informed about Halliburton's business and performance between meetings, we routinely provide Board members with monthly financial statements, earnings reports, press releases and other pertinent information about the Company.

    Halliburton's Board wants our stockholders to understand how it conducts its affairs in all areas of its responsibility, not just its role in strategic planning. For that reason, we have made the full text of our corporate governance guidelines available on our web site.

                             THE BOARD OF DIRECTORS
                                      AND
                        STANDING COMMITTEES OF DIRECTORS

    The Board of Directors has standing Audit; Compensation; Nominating and Corporate Governance; Health, Safety and Environment; and Management Oversight Committees. Each of the standing committees is comprised entirely of outside Directors, none of whom is an employee or former employee of Halliburton. During the last fiscal year, the Board of Directors met on 10 occasions, the Audit Committee met on 10 occasions, the Compensation Committee met on 4 occasions, the Nominating and Corporate Governance Committee met on 2 occasions, the Health, Safety and Environment Committee met on 2 occasions, and the Management Oversight Committee met on 4 occasions. Except for Mr. Eagleburger, who was absent from several meetings due to health reasons, no other member of the Board attended fewer than 75 percent of the total number of meetings of the Board and the committees on which he or she served during the last fiscal year.

AUDIT COMMITTEE

    The Audit Committee's role is one of oversight, while Halliburton's management is responsible for preparing financial statements. The independent auditors are responsible for auditing those financial statements. The Audit Committee is not providing any expert or special assurance as to Halliburton's financial statements or any professional certification as to the independent auditor's work. The following functions are the key responsibilities of the Audit Committee in carrying out its oversight:

     -- recommending the appointment of the independent auditors to the Board of Directors;
     -- reviewing the scope of the independent auditors' examination and the scope of activities of the internal audit department;
     -- reviewing Halliburton's financial policies and accounting systems and controls;
     -- reviewing audited financial statements and interim financial statements;
     -- preparing a report for inclusion in Halliburton's proxy statement regarding the Audit Committee's review of audited financial statements for the last fiscal year which includes a statement on whether it recommends that the Board include those financial statements in the Annual Report on Form 10-K;
     --   approving the services to be performed by the independent auditors;
          and
     -- reviewing and assessing the adequacy of the Audit Committee's Charter annually and recommending revisions to the Board.

    The Audit Committee also reviews Halliburton's compliance with its Code of Business Conduct which was formally adopted by the Board in 1992. The Audit Committee meets separately with the independent auditors and with members of the internal audit staff, outside the presence of company management or other employees, to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information. The Audit Committee and the Board of Directors are ultimately responsible for the appointment, compensation, retention and oversight of the work of the independent auditors.

    Halliburton's Audit Committee Charter is attached as Appendix A.

COMPENSATION COMMITTEE

    Duties of the Compensation Committee include:

     -- developing and approving an overall executive compensation philosophy, strategy and framework consistent with corporate objectives and stockholder interests;
     -- reviewing and approving all actions relating to compensation, promotion and employment-related arrangements for specified officers of Halliburton, its subsidiaries and affiliates;
     -- establishing annual performance criteria and reward schedules under Halliburton's annual incentive pay plans and certifying the performance level achieved and reward payments at the end of each plan year;
     -- approving any other incentive or bonus plans applicable to specified officers of Halliburton, its subsidiaries and affiliates;
     -- administering awards under Halliburton's 1993 Stock and Incentive Plan and its Supplemental Retirement Plan;
     -- selecting an appropriate comparator group against which Halliburton's total executive compensation program is measured;
     -- reviewing and approving or recommending to the Board, as appropriate, major changes to, and taking administrative actions associated with, any other forms of non-salary compensation under its purview;
     -- reviewing and approving the stock allocation budget among all employee groups within Halliburton; and
     -- monitoring and reviewing periodically overall compensation program design and practice to ensure continued competitiveness, appropriateness and alignment with established philosophies, strategies and guidelines.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

    The Nominating and Corporate Governance Committee has responsibility for:

     -- reviewing and periodically updating the criteria for Board membership and evaluating the qualifications of each Director candidate against the criteria;
     -- assessing the appropriate mix of skills and characteristics required of Board members;
     --   identifying and screening candidates for Board membership;
     -- establishing procedures for stockholders to recommend individuals for consideration by the committee as possible candidates for election to the Board;
     -- reviewing annually each Director's continuation on the Board and recommending to the Board a slate of Director nominees for election at the Annual Meeting of Stockholders;
     --   recommending candidates to fill vacancies on the Board;
     -- reviewing periodically the status of each Director to assure compliance with the Board's policy that at least a majority of Directors meet the Board's definition of independent Director;
     -- recommending members to serve on the standing committees of the Board and as Chairmen of the committees;
     -- reviewing periodically the corporate governance guidelines adopted by the Board of Directors and recommending revisions to the guidelines as appropriate; and
     -- reviewing periodically Halliburton's Director compensation practices and recommending changes, if any, to the Board.

    The Nominating and Corporate Governance Committee will consider qualified nominees recommended by stockholders who may submit recommendations to the committee in care of the Vice President and Secretary at the address set forth on page 2 of this proxy statement. Stockholder nominations must be submitted prior to year-end and must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desirous of serving, if elected.

    Nominations by stockholders may also be made at an Annual Meeting of Stockholders in the manner provided in our By-laws. The By-laws provide that a stockholder entitled to vote for the election of Directors may make nominations of persons for election to the Board at a meeting of stockholders by complying with required notice procedures. Nominations shall be made pursuant to written notice to the Secretary, and must be received at our principal executive offices not less than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders. The notice shall set forth:

     -- as to each person the stockholder proposes to nominate for election or reelection as a Director:
          --   the name, age, business address and residence address of the person;
          --   the principal occupation or employment of the person;
          --   the class and number of shares of Halliburton capital stock that are beneficially owned by the person; and
          --   all other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities
               Exchange Act of 1934, as amended; and

     --   as to the stockholder giving the notice:
          --   the name and record address of the stockholder; and
          --   the class and number of shares of Halliburton capital stock that are beneficially owned by the stockholder.

    The proposed nominee may be required to furnish other information as Halliburton may reasonably require to determine the eligibility of the proposed nominee to serve as a Director. At any meeting of stockholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.

HEALTH, SAFETY AND ENVIRONMENT COMMITTEE

    The Health, Safety and Environment Committee has responsibility for:

     -- reviewing and assessing Halliburton's health, safety and environmental policies and practices and proposing modifications or additions as needed;
     -- overseeing the communication and implementation of these policies throughout Halliburton;
     -- reviewing annually the health, safety and environmental performance of Halliburton's operating units and their compliance with applicable policies and legal requirements; and
     -- identifying, analyzing and advising the Board on health, safety and environmental trends and related emerging issues.

MANAGEMENT OVERSIGHT COMMITTEE

    The Management Oversight Committee has responsibility for:

     --   evaluating the performance of the Chief Executive Officer;
     -- reviewing succession plans for senior management of Halliburton and its major operating units;
     --   evaluating management development programs and activities; and
     --   reviewing other internal matters of broad corporate significance.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Halliburton's primary mission is to enhance long-term stockholder value by providing a broad spectrum of high quality services and related products within the energy services and engineering and construction business segments in which Halliburton operates. We believe that Halliburton's total compensation package for executives should emphasize compensation plans that are linked to measures that drive stockholder value.

    Under our charter, we are generally responsible for overseeing Halliburton's overall compensation philosophy and objectives and have specific responsibility for reviewing, approving and monitoring the compensation program for senior executives of Halliburton and its business units. Our principal function is to ensure that Halliburton's compensation program is effective in attracting, retaining and motivating key employees, that it reinforces business strategies and objectives to enhance stockholder value and that it is administered in a fair and equitable manner consistent with established policies and guidelines.

OVERALL EXECUTIVE COMPENSATION PHILOSOPHY AND STRATEGY

    The primary objectives of Halliburton's total compensation package for senior executives are to:

     -- emphasize operating performance drivers that enhance stockholder value; and
     -- establish and maintain competitive executive compensation programs that enable Halliburton to attract, retain and motivate high caliber executives who will assure the long-term success of the business.

    Halliburton's compensation program is designed and regularly reviewed to ensure that the program's components support Halliburton's strategies and incentivize employees to achieve business success. In determining what we deem to be appropriate types and amounts of compensation for executive officers, we consult with outside compensation consultants and review compensation data obtained from independent sources.

    In the design and administration of executive compensation programs, we generally target current market levels of compensation at the 50th percentile for good performance and between the 50th and 75th percentile competitive level for outstanding performance. In doing so, we consider the market data for a comparator group which reflects the markets in which Halliburton competes for business and people. The comparator group is composed of:

     -- specific peer companies within the energy services and engineering and construction industries; and
     -- selected companies from general industry having similar revenue size, number of employees and market capitalization and which, in our opinion, provide comparable references.

    Regression analysis is used in assessing all market compensation data to provide appropriate comparisons based on company size, complexity and performance, and individual role and job content. A consistent present value methodology is used in assessing stock-based and other long-term incentive awards.

    The focus and mix of executive compensation elements and opportunities are tailored by individual position to reflect an appropriate balance among fixed and variable pay, short and long-term focus, and business/organization unit or corporate accountability.

    We believe that Halliburton's objectives can be optimized by providing executives with a compensation package that consists of:

     --   a cash base salary;
     --   a results-oriented annual incentive program;
     --   long-term incentive awards; and
     --   supplemental retirement and other executive benefits.

2002 SPECIAL COMPENSATION-RELATED CONSIDERATIONS

    The uncertain legal environment related to the asbestos issues continued throughout 2002, and investor concerns over our asbestos exposure kept our stock price depressed relative to our competitors. Despite this, Halliburton achieved operating performance results above target levels providing most participants in the annual short-term incentive plan with rewards in the form of cash payments. However, the depressed stock prices made it difficult to achieve comparative levels of compensation, particularly long-term compensation, for our executives relative to our comparator group.

    To ameliorate the adverse effect of asbestos concerns on Halliburton's compensation program, we implemented several compensation measures focused on retaining key personnel and providing additional economic value with respect to long-term incentives. These included:

     --   equity grants to selected senior and key executives;
     --   cash retention awards to selected senior and key executives; and
     -- dividend equivalent payments on outstanding stock options for all actively employed option holders.

    These measures are intended to be short-term features to Halliburton's compensation program. We believe them to be necessary to attract and retain qualified personnel in this difficult legal environment. Each measure is discussed under the appropriate section below.

BASE SALARY; 2002 RETENTION AWARDS

    Executive salaries are referenced to market data for comparable positions within the comparator group. In addition to considering market comparisons in making salary decisions, we exercise discretion and judgment based on the following factors:

     --   level of responsibility;
     -- experience in current role and equitable compensation relationships among all Halliburton executives;
     --   performance; and
     -- external factors involving competitive positioning, expected corporate performance, and general economic conditions.

No specific formula is applied to determine the weight of each factor.

    As a consequence of the uncertainty regarding energy prices and the overall business climate in early 2002, we did not adjust the base salary of Mr. Lesar or the other executives named in the Summary Compensation Table for 2002. The majority of other senior and key executives did not receive increases in 2002 for the same reason. Generally, few adjustments to executive salaries were made in 2002 except those recognizing promotions or significant changes in job responsibilities.

    2002 Retention Awards. The adverse business environment, the asbestos situation and Halliburton's depressed stock price made it necessary to establish retention arrangements in early 2002 for a select group of high performing senior and key executives whose continued leadership we deemed critical to the continuing operations of the Company. The retention period lasted from February 1, 2002 until January 1, 2003 and payments were made in January 2003. Accordingly, the payments will be included in next year's Summary Compensation Table.

SHORT-TERM INCENTIVE PLANS

    In 1995 we established the Annual Performance Pay Plan to provide a means to link total compensation to Halliburton's performance, as measured by cash value added, or CVA. CVA measures the difference between after tax cash income and a capital charge, based upon Halliburton's weighted average cost of capital, to determine the amount of value, in terms of cash flow, added to Halliburton's business. Since the inception of the plan, CVA has provided a close correlation to total stockholder return. Although Halliburton's performance in 2002 exceeded target expectations for most of our businesses and the Company as a whole, this performance was not reflected in the price of our stock. We believe that this is an anomaly caused by the reaction of investors to Halliburton's asbestos-related issues and does not impact the long-term viability of CVA as a predictor of stockholder return.

    At the beginning of each plan year, we establish a reward schedule that aligns specific CVA performance beyond a threshold level with reward opportunities. The level of achievement of annual CVA performance determines the dollar amount of incentive compensation payable to participants.

    Officers of Halliburton and its business units and specific senior managers were eligible to participate in the Annual Performance Pay Plan during 2002. In 2002, consolidated CVA performance exceeded the established target level. Accordingly, Mr. Lesar and the other executives named in the Summary Compensation Table earned incentive compensation in the amounts shown in the table.

LONG-TERM INCENTIVE PLANS

    The 1993 Stock and Incentive Plan (the "1993 Plan") provides for a variety of cash and stock-based awards, including stock options, restricted stock, and performance shares, among others. Under the 1993 Plan, we may, in our discretion, select from these types of awards to establish individual long-term incentive awards.

    In 2002, we continued the Performance Unit Program, which is a long-term program designed to provide key executives with specified incentive opportunities contingent on achievement of pre-established corporate performance objectives and continued employment. The 2002 cycle began on January 1, 2002 and will end on December 31, 2004 (the "2002 Cycle"). Performance measures for the 2002 Cycle include two equally weighted components, both based on Halliburton's consolidated Return on Capital Employed ("ROCE"). The first component is based on Halliburton's actual level of achievement of ROCE, and the second is Halliburton's achievement level as compared to the comparator group. Individual incentive opportunities are established based on market references. The Program allows for rewards to be paid in cash, stock or a combination of cash and stock.

    To help address the employee retention issue, we established a temporary program to pay dividend equivalents on outstanding stock options to actively employed option holders. The objective of this program is to provide additional economic value to offset some or all of the equity compensation lost as a consequence of the decline in share price. The program was very well received by option holders and will be continued through 2003. As part of this program, Mr. Lesar and the other named executive officers received stock option dividend equivalent payments.

    Prior to 2002, stock options were the principal long-term incentive granted to executive officers. However, in 2002, as was the case in 2001, we used restricted stock awards more extensively and have reduced the importance of stock options in the mix of overall compensation. We intend to use a mix of stock options, restricted stock and performance units, along with short-term incentive programs at varying levels within the organization to achieve the motivation necessary to retain highly qualified executives.

    Our determination of the size of equity-based grants to executive officers, including the grants made to Mr. Lesar, are based on market references to long-term incentive compensation for comparable positions within the comparator group and on our subjective assessment of organizational roles and internal job relationships. Mr. Lesar received restricted stock awards in each of January and April 2002 equal to 154,407 and 154,403 shares, respectively. These awards were made primarily for the purpose of retention.

    Proposed Plan Amendment. On February 12, 2003, the Board of Directors, upon recommendation of the Compensation Committee, adopted an amendment and restatement of the 1993 Plan. The proposed changes would extend the 1993 Plan's duration by removing the expiration date, update the corporate change provisions and qualify certain award vehicles under Section 162(m) of the Internal Revenue Code. The amendment and restatement will become effective if approved by the stockholders at the 2003 Annual Meeting. The proposed changes to the 1993 Plan are discussed on pages 27-33 of this proxy statement and the full text of the 1993 Plan as proposed to be amended is attached as Appendix B. The Compensation Committee believes that the 1993 Plan changes are necessary in order to continue to attract, retain and motivate eligible individuals through performance-related incentives.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    The Supplemental Executive Retirement Plan (formerly the Senior Executives' Deferred Compensation Plan) was established to provide supplemental discretionary retirement benefits to key executives. Determinations as to who will receive an allocation for a particular plan year and the amount of the allocation are made in our sole discretion. However, in making our determinations, we consider guidelines that include references to:

     --   retirement benefits provided from other company programs;
     --   compensation;
     --   length of service; and
     --   years of service to normal retirement,

in order to achieve a 75% base pay replacement assuming retirement at age 65 with 25 or more years of service.

    Interest on active and retired participants' supplemental retirement benefit accounts is accrued at the rate of five and ten percent per annum. The accounts are 100% vested at all times. No amounts may be received by a participant under the plan prior to termination of the participant's employment.

    We authorized a 2002 supplemental retirement benefit addition for Mr. Lesar of $235,000.

POLICY REGARDING SECTION 162(m) OF THE INTERNAL REVENUE CODE

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation paid to the chief executive officer or any of the four other most highly compensated officers to the extent the compensation exceeds $1 million in any year. Qualifying performance-based compensation is not subject to this sanction if specific requirements are met.

    Our policy is to utilize available tax deductions whenever appropriate and consistent with our compensation philosophy. When designing and implementing executive compensation programs, we consider all relevant factors, including the availability of tax deductions with respect to compensation. Accordingly, we have attempted to preserve the federal tax deductibility of compensation in excess of $1 million a year to the extent doing so is consistent with the intended objectives of our executive compensation philosophy, but we may from time to time pay compensation to our executive officers that may not be fully deductible. Because of the elective deferral by some executive officers of portions of their salary and incentive compensation, the loss of deductibility for 2002 earned compensation is not expected to be significant.

    The 1993 Plan was amended by the stockholders in 1996 and 2000 to qualify stock options, stock appreciation rights and performance share awards under the 1993 Plan as Section 162(m) performance-based compensation. If approved by the stockholders, the 1993 Plan, as proposed to be amended and restated, would extend the ability to qualify stock options, stock appreciation rights and performance share awards, as well as enable qualification of certain short-term and long-term cash performance plans, under Section 162(m).

    We believe that the interests of Halliburton and its stockholders are well served by the executive compensation programs currently in place. These programs encourage and promote Halliburton's compensation objectives and permit the exercise of our discretion in the design and implementation of compensation packages. We will continue to review our executive compensation plans periodically to determine what changes, if any, should be made as the result of the limitation on deductibility.

                                         Respectfully submitted,

                                         THE COMPENSATION COMMITTEE OF
                                         DIRECTORS

                                         Robert L. Crandall, Chairman
                                         Charles J. DiBona
                                         W. R. Howell
                                         Aylwin B. Lewis
                                         Jay A. Precourt
                                         C. J. Silas

                     COMPARISON OF CUMULATIVE TOTAL RETURN

    The following graph compares the cumulative total stockholder return on our common stock for the five-year period ended December 31, 2002, with the Standard & Poor's 500 Stock Index and the Standard & Poor's Energy Composite Index over the same period. This comparison assumes the investment of $100 on December 31, 1997 and the reinvestment of all dividends. The stockholder return set forth on the chart below is not necessarily indicative of future performance.

                    TOTAL STOCKHOLDERS' RETURN - FIVE YEARS
 ASSUMES INVESTMENT OF $100 ON DECEMBER 31, 1997 AND REINVESTMENT OF DIVIDENDS

                              (PERFORMANCE GRAPH)

------------------------------------------------------------------------------------------------
                        12/31/97    12/31/98    12/31/99    12/31/00    12/31/01    12/31/02
                        --------    --------    --------    --------    --------    --------
  Halliburton.......      100         57.91       79.74       72.65       26.67       39.26
  S&P 500...........      100        128.58      155.63      141.45      124.64       97.09
  S&P Energy........      100        100.63      119.47      138.20      123.83      110.05

    The following table sets forth information regarding the Chief Executive Officer and the next four most highly compensated executive officers of Halliburton (collectively, the "named executive officers"). The notes to the table set forth additional information regarding the compensation described in the table.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                                 -------------------                 ----------------------
                                                                                        AWARDS            PAYOUTS
                                                                                        ------            -------
                                                                                RESTRICTED   SECURITIES
                                                                 OTHER ANNUAL     STOCK      UNDERLYING    LTIP      ALL OTHER
       NAME AND PRINCIPAL                 SALARY       BONUS     COMPENSATION     AWARDS      OPTIONS     PAYOUTS   COMPENSATION
            POSITION              YEAR      ($)         ($)         ($)(1)        ($)(2)        (#)         ($)        ($)(3)
       ------------------         ----    ------       -----     ------------   ----------   ----------   -------   ------------
David J. Lesar..................  2002   1,100,000   1,719,972                  4,482,368           0       N/A       448,678
Chairman of the Board, President  2001   1,100,000   2,200,000         --       3,381,513     154,408       N/A       538,795
and Chief Executive Officer       2000     958,333   2,012,709         --       1,216,250     300,000       N/A       478,515
of the Company

Lester L. Coleman...............  2002     475,008     371,364                  1,004,247           0       N/A       173,205
Executive Vice President and      2001     475,008     475,008         --         757,609      34,594       N/A       179,403
Chief Legal Officer of the        2000     475,008     498,800         --         417,000      39,000       N/A       137,837
  Company

Douglas L. Foshee...............  2002     500,004     390,906                  1,004,247           0       N/A       141,696
Executive Vice President and      2001     202,653     166,667                  1,463,609      34,594       N/A       189,767
Chief Financial Officer           2000         N/A         N/A         --             N/A         N/A       N/A           N/A
of the Company

Robert R. Harl..................  2002     425,000     166,134                  1,004,247           0       N/A       126,604
President and Chief Executive     2001     425,000     212,500         --         757,609      34,594       N/A       153,804
Officer of Kellogg                2000         N/A         N/A         --             N/A         N/A       N/A           N/A
Brown & Root

Edgar J. Ortiz..................  2002     550,000     406,773                  1,004,247           0       N/A       279,982
President and Chief Executive     2001     550,000     550,000         --         757,609      34,594       N/A       353,985
Officer of Halliburton Energy     2000         N/A         N/A         --             N/A         N/A       N/A           N/A
Services Group

----------------
(1) The dollar value of perquisites and other personal benefits for each of the named executive officers was less than established reporting thresholds.

(2) In 2000, Mr. Lesar was granted 35,000 shares with restrictions lapsing over 10 years; and Mr. Coleman was granted 12,000 shares with restrictions lapsing over 10 years. In 2001, Mr. Lesar was granted 154,407 shares with restrictions lapsing over 10 years; Mr. Coleman was granted 34,594 shares with restrictions lapsing over 10 years; Mr. Foshee was granted 54,594 shares with restrictions lapsing over 10 years; Mr. Harl was granted 34,594 shares with restrictions lapsing over 10 years and Mr. Ortiz was granted 34,594 shares with restrictions lapsing over 10 years. In 2002, Mr. Lesar was granted 308,810 shares with restrictions lapsing over 10 years; Mr. Coleman was granted 69,187 shares with restrictions lapsing over 10 years; Mr. Foshee was granted 69,187 shares with restrictions lapsing over 10 years; Mr. Harl was granted 69,187 shares with restrictions lapsing over 10 years and Mr. Ortiz was granted 69,187 shares with restrictions lapsing over 10 years. Dividends are paid on the restricted shares. The total number and value of restricted shares held by each of the above individuals as of December 31, 2002 were as follows:

                                                                TOTAL        AGGREGATE
                                                              RESTRICTED       MARKET
NAME                                                            SHARES         VALUE
----                                                          ----------     ---------
Mr. Lesar...................................................   614,793     $11,502,777.03
Mr. Coleman.................................................   129,296       2,419,128.16
Mr. Foshee..................................................   118,322       2,213,804.62
Mr. Harl....................................................   133,393       2,495,783.03
Mr. Ortiz...................................................         0                  0

(3) "All Other Compensation" includes the following accruals for or contributions to various plans for the fiscal year ending December 31, 2002: (i) company contributions to qualified defined contribution plans for Mr. Lesar -- $1,720, Mr. Coleman -- $1,720, Mr. Foshee -- $1,720, Mr.
     Harl -- $0, and Mr. Ortiz -- $1,720; (ii) 401(k) plan matching contributions for Mr. Lesar -- $8,000, Mr. Coleman -- $8,000, Mr. Foshee
      -- $8,000, Mr. Harl -- $8,000, and Mr. Ortiz  -- $0; (iii) benefit restoration accruals for Mr. Lesar -- $150,660, Mr. Coleman -- $36,451, Mr. Foshee -- $22,680, Mr. Harl -- $18,891, and Mr. Ortiz -- $43,205; (iv)
     supplemental retirement plan contributions for Mr. Lesar -- $235,000, Mr. Coleman -- $77,000, Mr. Foshee -- $102,000, Mr. Harl -- $92,000, and Mr.
     Ortiz -- $173,000; (v) above-market earnings on benefit restoration account for Mr. Lesar -- $13,689, Mr. Coleman -- $10,235, Mr. Foshee -- $178, Mr.
     Harl -- $7,713, and Mr. Ortiz -- $5,145; and (vi) above-market earnings on amounts deferred under elective deferral plans for Mr. Lesar -- $36,609, Mr. Coleman -- $39,799, Mr. Foshee -- $7,118, Mr. Harl -- $0, and Mr.
     Ortiz -- $56,912.

                            OPTION GRANTS FOR FISCAL 2002

     INDIVIDUAL GRANTS(1)
     --------------------                                                                  POTENTIAL REALIZABLE VALUE
                                 NUMBER OF     % OF TOTAL                                    AT ASSUMED ANNUAL RATES
                                SECURITIES      OPTIONS                                    OF STOCK PRICE APPRECIATION
                                UNDERLYING     GRANTED TO    EXERCISE                          FOR OPTION TERM(2)
                                  OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION        ---------------------------
             NAME               GRANTED (#)   FISCAL YEAR    ($/SHARE)      DATE             5%                  10%
             ----               -----------   ------------   ---------   ----------          --                  ---
David J. Lesar................           0            0            --        --       $               0   $               0
Lester L. Coleman.............           0            0            --        --                       0                   0
Douglas L. Foshee.............           0            0            --        --                       0                   0
Robert R. Harl................           0            0            --        --                       0                   0
Edgar J. Ortiz................           0            0            --        --                       0                   0
All Optionees.................   2,661,377       100.00       12.6180        (3)          21,119,070.82       53,519,871.93
All Stockholders..............         N/A          N/A           N/A       N/A        3,463,370,573.25    8,776,861,023.50(4)

----------------
(1) All options granted under the 1993 Plan are granted at the fair market value of the common stock on the grant date and generally expire ten years from the grant date. During employment, options vest over a three year period, with one-third of the shares becoming exercisable on each of the first, second and third anniversaries of the grant date. The options granted to designated executives are transferable by gift to individuals and entities related to the optionee, subject to compliance with guidelines adopted by the Compensation Committee.

(2) The assumed values result from the indicated rates of stock price appreciation. Values were calculated based on a 10-year exercise period for all grants. The actual value of the option grants is dependent on future performance of the common stock. There is no assurance that the values reflected in this table will be achieved. Halliburton did not use an alternative formula for a grant date valuation, as it is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(3) The exercise price shown is an average of the price of all options granted in 2002. Options expire on one or more of the following dates: January 2, 2009, January 22, 2009, February 13, 2009, February 20, 2009, April 1,
     2009, April 26, 2009, May 13, 2009, July 23, 2009, August 1, 2009,
     September 30, 2009, December 18, 2009, January 2, 2012, January 22, 2012, February 13, 2012, February 20, 2012, February 29, 2012, March 29, 2012,
     April 1, 2012, April 26, 2012, May 13, 2012, May 15, 2012, May 16, 2012,
     July 23, 2012, August 1, 2012, August 28, 2012, September 25, 2012,
     September 30, 2012, October 9, 2012 and December 4, 2012.

(4) "All Stockholders" values are calculated using the average exercise price for all options awarded in 2002, $12.6180, based on the outstanding shares of common stock on December 31, 2002.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2002
                      AND DECEMBER 31, 2002 OPTION VALUES

                                                                      NUMBER OF SECURITIES
                                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                            SHARES                 OPTIONS AT FISCAL YEAR-END      IN-THE-MONEY OPTIONS AT
                                           ACQUIRED      VALUE              (SHARES)                 FISCAL YEAR-END($)
                                          ON EXERCISE   REALIZED   --------------------------      -----------------------
                  NAME                        (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                  ----                    -----------   --------   -----------   -------------   -----------   -------------
David J. Lesar..........................       0           0         757,102        254,408        25,774            0
Lester L. Coleman.......................       0           0         190,000         47,594             0            0
Douglas L. Foshee.......................       0           0               0         34,594             0            0
Robert R. Harl..........................       0           0         129,333         47,594             0            0
Edgar J. Ortiz..........................       0           0         188,000         47,594        51,540            0

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                                      NUMBER OF SECURITIES
                                                                                                     REMAINING AVAILABLE FOR
                                             NUMBER OF SECURITIES TO BE     WEIGHTED-AVERAGE      FUTURE ISSUANCE UNDER EQUITY
                                              ISSUED UPON EXERCISE OF       EXERCISE PRICE OF          COMPENSATION PLANS
                                                OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,        (EXCLUDING SECURITIES
                                                WARRANTS AND RIGHTS        WARRANTS AND RIGHTS       REFLECTED IN COLUMN(A))
               PLAN CATEGORY                            (a)                        (b)                         (c)
-------------------------------------------  --------------------------   ---------------------   -----------------------------

Equity compensation plans approved by
  security holders.........................          16,853,065                  $31.77                    30,423,721

Equity compensation plans not approved by
  security holders.........................                  --                      --                            --
                                                     ----------                  ------                    ----------

Total......................................          16,853,065                  $31.77                    30,423,721

----------------
Note: There are 1,664,050 million shares with a weighted average exercise price of $35.11 to be issued upon exercise of outstanding options that were assumed in the 1998 Dresser merger, the 1996 Landmark acquisition and other business combinations. No further grants can be issued under these assumed plans.

LONG-TERM INCENTIVE COMPENSATION

    As noted in the Compensation Committee's report, the Performance Unit Program was established in 2001 to provide selected key executives with incentive opportunities based on the level of achievement of pre-established corporate performance objectives over three-year performance cycles. The purpose of the program is to reinforce Halliburton's objectives for sustained long-term performance and value creation, to reinforce strategic planning processes and to balance short and long-term decision making. Performance measures for the three-year cycle that began January 1, 2001, include two equally weighted components tied to Halliburton's consolidated weighted average return on capital employed (ROCE). One-half (50%) of the award is based on Halliburton's actual level of achievement of ROCE (Absolute Goal) and the other half (50%) is based on Halliburton's achievement level as compared to the comparator group (Relative
Goal). Each goal is calculated separately as follows:

     -- the average salary of all participants in a particular participation category, multiplied by
     -- the incentive opportunity level associated with the applicable performance levels attained for the Absolute Goal (threshold, target and maximum), multiplied by
     --   50%.

    The process is repeated for the Relative Goal and the two results are added together to determine the award for the particular performance cycle. Incentive payments are calculated on a straight-line basis for results achieved between performance levels. No incentive will be earned or payment made for performance below the threshold level.

               LONG-TERM INCENTIVE PLANS - AWARDS IN FISCAL 2002

                                                                        ESTIMATED FUTURE PAYOUTS UNDER NON-
                                                                              STOCK PRICE-BASED PLANS
                                          PERFORMANCE    PERFORMANCE    -----------------------------------
                                           CATEGORY       OR OTHER
                                            AVERAGE     PERIOD UNTIL
                                            SALARY      MATURATION OR   THRESHOLD     TARGET      MAXIMUM
                  NAME                        ($)          PAYOUT          ($)         ($)          ($)
                  ----                    -----------   -------------   ---------     ------      -------
David J. Lesar..........................   1,100,000      2000-2005      412,500     1,650,000    2,475,000
Lester L. Coleman.......................           0    Fiscal Years           0             0            0
Douglas L. Foshee.......................     518,750                      97,266       389,063      583,594
Robert R. Harl..........................     436,667                      65,500       262,000      393,000
Edgar J. Ortiz..........................     518,750                      97,266       389,063      583,594

                            EMPLOYMENT CONTRACTS AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

EMPLOYMENT CONTRACTS

    Mr. Lesar. Mr. Lesar entered into an employment agreement with Halliburton as of August 1, 1995 which provided for his employment as Executive Vice President and Chief Financial Officer of Halliburton. The agreement also provides that, while Mr. Lesar is employed by Halliburton, management will recommend to the Compensation Committee:

     -- annual supplemental retirement benefit allocations under the Supplemental Executive Retirement Plan (formerly part of the Senior Executives' Deferred Compensation Plan); and
     --   annual grants of stock options under the 1993 Plan.

    These recommendations are to be consistent with the criteria utilized by the Compensation Committee for similarly situated executives.

    Under the terms of his employment agreement, in the event Mr. Lesar is involuntarily terminated by Halliburton for any reason other than termination for cause (as defined in the agreement), Halliburton is obligated to pay Mr. Lesar a severance payment equal to:

     -- the value of any restricted shares that are forfeited because of termination; and
     --   five times his annual base salary.

    Mr. Foshee. Mr. Foshee entered into an employment agreement with Halliburton effective August 6, 2001 providing for his employment as Executive Vice President and Chief Financial Officer. His employment agreement further provides that he will receive an annual base salary of not less than $500,000 and will participate in Halliburton's Annual Performance Pay Plan. Also, he was granted an award under the 1993 Plan of 34,594 shares of common stock subject to restrictions.

    Under the terms of his employment agreement, in the event of Mr. Foshee's termination for any reason other than voluntary termination (as defined in the agreement), death, permanent disability, retirement (either at or after age 65 or voluntarily prior to age 65), or termination by Halliburton for cause (as defined in the agreement), Halliburton is obligated to make severance payments equal to:

     -- the value of any restricted shares that are forfeited because of termination;
     --   two years' base salary;
     --   any unpaid bonus earned in prior years; and
     -- any bonus payable for the year in which his employment is terminated determined as if he had remained employed for the full year.

    Mr. Coleman. Mr. Coleman entered into an employment agreement with Halliburton effective September 29, 1998 providing for his employment as Executive Vice President and General Counsel. His employment agreement further provides that he will receive an annual base salary of not less than $450,000 and will participate in Halliburton's Annual Performance Pay Plan. Also, he was granted an award under the 1993 Plan of 15,000 shares of common stock subject to restrictions.

    Under the terms of his employment agreement, in the event of Mr. Coleman's termination for any reason other than voluntary termination (as defined in the agreement), death, permanent disability, retirement (either at or after age 65 or voluntarily prior to age 65), or termination by Halliburton for cause (as defined in the agreement), Halliburton is obligated to make severance payments equal to:

     -- the value of any restricted shares that are forfeited because of termination;
     --   two years' base salary;
     --   any unpaid bonus earned in prior years; and

     -- any bonus payable for the year in which his employment is terminated determined as if he had remained employed for the full year.

    Mr. Harl. Mr. Harl entered into an employment agreement with Halliburton and Halliburton's subsidiary, Brown & Root Services Corporation (which was merged into Kellogg Brown & Root, Inc. or KBR), on September 29, 1998, which provided for his employment as President of KBR. Mr. Harl's employment agreement also provides for an annual salary of not less than $325,000 and participation in Halliburton's Annual Performance Pay Plan. In addition, Mr. Harl was granted 15,000 restricted shares under the 1993 Plan.

    Under the terms of his employment agreement, in the event of Mr. Harl's termination for any reason other than voluntary termination (as defined in the agreement), death, permanent disability, retirement (either at age 65 or voluntarily prior to age 65), or termination by Halliburton for cause (as defined in the agreement), KBR is obligated to make severance payments equal to:

     -- the value of any restricted shares that are forfeited because of termination;
     --   two years' base salary;
     --   any unpaid bonus earned in prior years; and
     -- any bonus payable for the year in which his employment is terminated determined as if he had remained employed for the full year.

    Mr. Ortiz. Mr. Ortiz entered into an employment agreement with Halliburton and Halliburton's subsidiary, Halliburton Energy Services, Inc. (HESI) effective May 1, 1998, which provided for his employment as President of HESI's Halliburton Energy Services division. Mr. Ortiz's employment agreement also provides for an annual salary of not less than $350,004 and participation in Halliburton's Annual Performance Pay Plan.

    Under the terms of his employment agreement, in the event of Mr. Ortiz's termination for any reason other than voluntary termination (as defined in the agreement), death, permanent disability, retirement (either at age 65 or voluntarily prior to age 65), or termination by Halliburton for cause (as defined in the agreement), HESI is obligated to make severance payments equal to:

     -- the value of any restricted shares that are forfeited because of termination;
     --   two years' base salary;
     --   any unpaid bonus earned in prior years; and
     -- any bonus payable for the year in which his employment is terminated determined as if he had remained employed for the full year.

ARRANGEMENTS RELATING TO EXECUTIVE OFFICER RETIREMENTS

    Mr. Coleman. In connection with Mr. Coleman's retirement, his employment agreement was amended as of November 7, 2002, to:

     -- extend the term of the agreement to January 1, 2003, at which time he would retire as a Halliburton employee; and
     -- provide for his resignation as Executive Vice President and Chief Legal Officer, and from all other positions with Halliburton or its affiliates on January 1, 2003.

    Also, as a result of Mr. Coleman's retirement, restrictions lapsed on 1,200 restricted shares of common stock granted under the Career Executive Incentive Stock Plan and 128,096 restricted shares granted under the 1993 Stock and Incentive Plan for a total of 129,296 shares. The fair market value of the shares on December 31, 2002 (the business day preceding January 1, 2003) was $18.38 per share for the 1,200 shares granted under the Career Plan and $18.71 per share for the 128,096 shares granted under the 1993 Plan. The Career Plan uses the average of the high and low price while the 1993 Plan uses the closing price.

    Mr. Ortiz. In connection with Mr. Ortiz's retirement on December 31, 2002, his employment agreement was supplemented and amended to:

     -- provide for his resignation as President and Chief Executive Officer of the Energy Services Group, and from all other positions with Halliburton or its affiliates on December 31, 2002; and
     -- provide for a one year consulting services agreement commencing January 1, 2003, with a company office available on an as-needed basis.

    Also, as a result of Mr. Ortiz's retirement, restrictions lapsed on 163,081 shares of common stock. The fair market value of the shares on December 31, 2002 was $18.71 per share.

CHANGE-IN-CONTROL ARRANGEMENTS

    Under the proposed amendment of the 1993 Plan, which is subject to stockholder approval, in the event of a Corporate Change, unless an Award Document otherwise provides, as of the Corporate Change Effective Date, the following will occur automatically:

     -- any outstanding options and stock appreciation rights shall become immediately vested and fully exercisable;
     --   any restrictions on restricted stock awards shall immediately lapse;
     -- all performance measures upon which an outstanding performance award is contingent shall be deemed achieved and the Holder shall receive a payment equal to the maximum amount of the award he or she would have been entitled to receive, prorated to the Corporate Change Effective Date; and
     -- any outstanding cash awards including, but not limited to, stock value equivalent awards shall immediately vest and be paid based on the vested value of the award.

    Under the Career Executive Incentive Stock Plan:

     -- the Compensation Committee may, in the event of a tender offer for all or a part of Halliburton's common stock, accelerate the lapse of restrictions on any or all shares on which restrictions have not previously lapsed.

    Under the Annual Performance Pay Plan:

     -- in the event of a change-in-control during a plan year, a participant will be entitled to an immediate cash payment equal to the maximum dollar amount he or she would have been entitled to for the year, prorated through the date of the change-in-control; and
     -- in the event of a change-in-control after the end of a plan year but before the payment date, a participant will be entitled to an immediate cash payment equal to the incentive earned for the plan year.

    Under the Performance Unit Program:

     -- in the event of a change-in-control during a performance cycle, a participant will be entitled to an immediate cash payment equal to the maximum amount he or she would have been entitled to receive for the performance cycle, prorated to the date of the change-in-control; and
     -- in the event of a change-in-control after the end of a performance cycle but before the payment date, a participant will be entitled to an immediate cash payment equal to the incentive earned for that performance cycle.

    Under the Employee Stock Purchase Plan, in the event of a change-in-control, unless the successor corporation assumes or substitutes new stock purchase rights:

     -- the purchase date for the outstanding stock purchase rights will be accelerated to a date fixed by the Compensation Committee prior to the effective date of the change-in-control; and
     -- on the effective date, any unexercised stock purchase rights will expire and Halliburton will promptly refund the unused amount of each participant's payroll deductions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    DII Industries, LLC has outstanding approximately $6.1 million in letters of credit under a bank facility that was established in connection with some insurance relationships of NL Industries, Inc., of which Mr. Martin is a director and executive officer. NL is obligated to indemnify DII for any losses or expenses in respect of these letters of credit.

                            DIRECTORS' COMPENSATION

Directors' Fees and Deferred Compensation Plan

    All non-employee Directors receive an annual fee of $30,000 and an attendance fee of $2,000 for each meeting of the Board of Directors. The Directors also receive an attendance fee of $2,000 per meeting for committee service. The Chairmen of the Audit; Compensation; Nominating and Corporate Governance; Health, Safety and Environment; and Management Oversight Committees each receive an additional $10,000 retainer annually. Under the Directors' Deferred Compensation Plan, Directors are permitted to defer their fees, or a portion of their fees, until after they cease to be a Director. A participant may elect, on a prospective basis, to have his or her deferred compensation account either credited quarterly with interest at the prime rate of Citibank, N.A. or translated on a quarterly basis into common stock equivalents. Distribution will be made either in a lump sum or in annual installments over a 5- or 10-year period, as determined in the discretion of the committee appointed to administer the plan. Distributions of common stock equivalents are made in shares of common stock, while distributions of deferred compensation credited with interest are made in cash. Messrs. Crandall, Derr, DiBona, Eagleburger, Hunt, Lewis and Precourt and Ms. Reed have elected to participate in the plan.

Directors' Restricted Stock Plan

    Pursuant to the terms of the Restricted Stock Plan for Non-Employee Directors, which was approved by the stockholders at the 1993 Annual Meeting, each non-employee Director receives an annual award of 400 restricted shares of common stock as a part of his or her compensation. The awards are in addition to the Directors' annual retainer and attendance fees. Shares awarded under the Directors' Restricted Stock Plan may not be sold, assigned, pledged or otherwise transferred or encumbered until the restrictions are removed. Restrictions will be removed following termination of Board service under specified circumstances, which include, among others, death or disability, retirement under the Director mandatory retirement policy, or early retirement after at least four years of service. During the restriction period, Directors have the right to vote, and to receive dividends on, the restricted shares. Any shares that under the plan's provisions remain restricted following termination of service will be forfeited.

Directors' Stock Options

    At the 2000 Annual Meeting, the stockholders approved an amendment to the 1993 Plan that, among other things, broadened the eligibility provisions to permit non-employee Directors to be granted awards under the plan. Under the new stock option program for non-employee Directors:

     -- Each Director elected after the 2000 Annual Meeting will receive an option for 5,000 shares of Halliburton common stock at the time of initial election to the Board and an option for 2,000 shares each year thereafter at the time of the Director's reelection. The option grants are in lieu of benefits under the Directors' Retirement Plan (discussed below) which is closed to Directors elected after the 2000 Annual Meeting.
     -- Each Director who continues to participate in the Directors' Retirement Plan will receive an annual option for 1,000 shares at the time of reelection to the Board.
     -- Each "grandfathered" Director who opted out of the Directors' Retirement Plan (Messrs. Hunt, Martin and Precourt) received a one-time option grant for 5,000 shares and will receive an annual option for 2,000 shares at the time of reelection.

    Options granted under the stock option program:

     -- have an exercise price equal to the closing price of Halliburton's common stock on the grant date;
     --   become exercisable six months after the grant date; and
     -- are exercisable for 10 years from the date of grant or three years after termination of service, whichever is the shorter period.

Directors' Retirement Plan

    As noted above, the Directors' Retirement Plan is closed to new Directors elected after May 16, 2000. Each individual who was serving as a non-employee Director on May 16, 2000 continued to be eligible to participate in the plan but had a one-time right to opt out of the plan and receive the same level of option grants as a new Director. Messrs. Hunt, Martin and Precourt elected to cease participation in the plan in exchange for the right to receive additional grants of options.

    Under the Directors' Retirement Plan, each non-employee Director who continues as a participant will receive an annual benefit upon the benefit commencement date. The benefit commencement date is the later of a participant's termination date or attainment of age 65. The benefit will be equal to the last annual retainer for the participant for a period of years equal to the participant's years of service on his or her termination date. The minimum benefit payment period for each participant is 5 years. Upon the death of a participant, benefit payments will be made to the surviving spouse, if any, over the remainder of the retirement benefit payment period. Years of service for each Director participant under the plan are: Mr. Crandall - 18, Mr. DiBona - 6, Mr. Eagleburger - 5, Mr. Howell - 12, and Mr. Silas - 10. Assets are transferred to State Street Bank and Trust Company, as Trustee, to be held under an irrevocable grantor trust to aid Halliburton in meeting its obligations under the Directors' Retirement Plan. The principal and income of the trust are treated as assets and income of Halliburton for federal income tax purposes and are subject to the claims of general creditors of Halliburton to the extent provided in the plan.

                             AUDIT COMMITTEE REPORT

    Halliburton's Audit Committee consists of Directors who, in the business judgment of the Board of Directors, are independent under SEC regulations and the New York Stock Exchange listing standards. In addition, in the business judgment of the Board of Directors, at least one of us has accounting or related financial management experience required under the listing standards and will qualify as an "audit committee financial expert" under SEC regulations. We operate under a written charter, a copy of which is included as Appendix A to this proxy statement. As required by the charter, we review and reassess the charter annually and recommend any changes to the Board of Directors for approval.

    Under the charter, Halliburton's management is responsible for preparing Halliburton's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee's role under the charter is to provide oversight of management in carrying out management's responsibility and to appoint, compensate, retain and oversee the work of the independent auditors. The Audit Committee is not providing any expert or special assurance as to Halliburton's financial statements or any professional certification as to the independent auditors' work.

    In fulfilling our oversight role for the year ended December 31, 2002, we:

     -- reviewed and discussed Halliburton's audited financial statements with management;
     -- discussed with KPMG LLP, Halliburton's independent auditors, the matters required by Statement on Auditing Standards No. 61 relating to the conduct of the audit;
     -- received from KPMG LLP the written disclosures and letter required by Independence Standards Board Standard No. 1; and
     --   discussed with KPMG LLP its independence.

    Based on our:

     --   review of the audited financial statements,
     --   discussions with management,
     --   discussions with KPMG LLP, and
     --   review of KPMG LLP's written disclosures and letter,

we recommended to the Board of Directors that the audited financial statements be included in Halliburton's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission. Our recommendation considers our review of that firm's qualifications as independent accountants for the Company. Our review also included matters required to be considered under U.S. Securities and Exchange Commission Rules on Auditor Independence, including the nature and extent of non-audit services. In our business judgment the nature and extent of non-audit services performed by KPMG LLP during the year did not impair the firm's independence.

                                         Respectfully submitted,
                                         THE AUDIT COMMITTEE OF DIRECTORS

                                         Robert L. Crandall
                                         Kenneth T. Derr
                                         Lawrence S. Eagleburger
                                         W. R. Howell
                                         Ray L. Hunt
                                         C. J. Silas, Chairman

                               AUDIT INFORMATION

AUDIT FEES

    The aggregate fees for professional services rendered by KPMG LLP for the audit of our annual financial statements for the fiscal year ended December 31, 2002, including audits of many of our subsidiaries in regards to compliance with statutory requirements in foreign countries, and the reviews of our financial statements included in the Forms 10-Q we filed for fiscal year 2002 totaled $10.2 million.

AUDIT-RELATED FEES

    Audit-related fees primarily include professional services rendered by KPMG LLP for audits of our employee benefit plans. The aggregate fees for these services rendered by KPMG LLP for fiscal year 2002 totaled $0.5 million.

TAX FEES

    The aggregate fees for tax services rendered during 2002 by KPMG LLP totaled $1.2 million, which primarily consisted of international tax compliance, and services related to our expatriate employees including tax and immigration related services.

ALL OTHER FEES

    All other fees comprise professional services rendered by KPMG LLP related to the SEC investigation and our legal reorganization in 2002. Fees for these services totaled $4.3 million.

AUDIT COMMITTEE CONSIDERATION

    Our Audit Committee considered whether KPMG LLP's provision of tax services and All Other Fees as reported above is compatible with maintaining KPMG LLP's independence as our principal independent accounting firm.

WORK PERFORMED BY PRINCIPAL ACCOUNTANT'S FULL TIME, PERMANENT EMPLOYEES

    KPMG LLP's work on Halliburton's audit was performed by KPMG LLP partners and employees.

             PROPOSAL FOR RATIFICATION OF THE SELECTION OF AUDITORS

                                    (ITEM 2)

    KPMG LLP was engaged on April 17, 2002 to examine our financial statements for the year ending December 31, 2002. The decision to engage KPMG LLP to examine our financial statements in 2002 was unanimously recommended by the Audit Committee and approved by the Board of Directors. A resolution will be presented at the Annual Meeting to ratify the Board of Directors' appointment of KPMG LLP as independent accountants to examine our financial statements and the books and records for the year ending December 31, 2003. The appointment was made upon the recommendation of the Audit Committee. KPMG LLP has advised that neither the firm nor any member of the firm has any direct financial interest or any material indirect interest in Halliburton. Also, during at least the past three years, neither the firm nor any member of the firm has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

    For the year ending December 31, 2001 and prior years, Arthur Andersen LLP served as our independent auditors. We dismissed Arthur Andersen LLP on April 17, 2002. After a thorough evaluation process that reviewed several audit firms, the Board of Directors concluded that KPMG LLP would bring the best combination of talent and experience to the auditing effort.

    Arthur Andersen LLP's report on our financial statements for 2001 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Arthur Andersen LLP's satisfaction would have caused it to make reference to the subject matter in connection with its report.

    Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

    The affirmative vote of the holders of a majority of the shares of our common stock represented at the Annual Meeting and entitled to vote on the matter is needed to approve the proposal.

    If the stockholders do not ratify the selection of KPMG LLP, the Board of Directors will reconsider the selection of independent accountants.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS TO EXAMINE THE FINANCIAL STATEMENTS AND BOOKS AND RECORDS OF HALLIBURTON FOR THE YEAR 2003.

                       PROPOSAL TO AMEND AND RESTATE THE
                         1993 STOCK AND INCENTIVE PLAN

                                    (ITEM 3)

INTRODUCTION

    On February 18, 1993, the Board of Directors adopted the Halliburton Company 1993 Stock and Long-Term Incentive Plan (which has been renamed the 1993 Stock and Incentive Plan, the "1993 Plan") that was approved by the stockholders on May 18, 1993. A total of 11,000,000 shares of Halliburton's common stock, par value $2.50 per share, were initially authorized for issuance under the 1993 Plan, of which no more than 3,200,000 could be issued in the form of restricted stock awards. (All share amounts in this Introduction section have been adjusted, where applicable, to reflect the 2-for-1 stock split distributed on July 21, 1997.)

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    In early 1997, there were only about 440,000 shares remaining available for issuance under the 1993 Plan. The Board of Directors determined that it was in the best interests of Halliburton and the stockholders to authorize additional shares for issuance under the 1993 Plan so that an adequate number of shares would be available for plan purposes. Accordingly, on February 20, 1997, the Board of Directors adopted an amendment and restatement to the 1993 Plan, which was approved by the stockholders on May 20, 1997. The amendment provided for an increase in the total number of shares issuable under the 1993 Plan from 11,000,000 to 27,000,000 shares, of which no more than 4,000,000 (increased from 3,200,000) could be issued in the form of restricted stock awards. Additionally, the amendment limited to 4,000,000 the number of shares that could be issued pursuant to performance share awards and limited the terms of stock options and stock appreciation rights ("SAR") to ten years.

    On February 17, 2000, the Board of Directors adopted an amendment and restatement to the 1993 Plan, which was approved by the stockholders on May 16, 2000. The amendment:

     -- provided for an increase of 22,000,000 in the total number of shares that may be issued under the 1993 Plan to 49,000,000 shares;
     -- combined the limit on the number of shares that may be issued in the form of restricted stock or pursuant to performance share awards (there were separate limits for restricted stock and for performance share awards of 4,000,000 each) and increased the combined limit from 8,000,000 to 16,000,000 shares;
     -- modified the eligibility provisions to permit a broader group of Halliburton employees and the non-employee Directors to be eligible to participate;
     -- expanded the 500,000 share annual limit on awards to a participant to include awards of performance shares, in addition to stock option and SAR grants;
     --   specified performance criteria for performance share awards; and
     --   prohibited repricing of options and SARs.

    On February 12, 2003, the Board of Directors adopted an amendment and restatement to the 1993 Plan, subject to approval by the stockholders on May 21, 2003. The amendments are summarized immediately below:

SUMMARY OF CHANGES TO THE 1993 PLAN

    The full text of the 1993 Plan, as proposed to be amended and restated, is attached as Appendix B to this proxy statement. The summary of the proposed amendment and restatement of the 1993 Plan is set forth below, which summary is qualified by reference to the full text of the Plan:

     -- In order to extend the term, the amended 1993 Plan eliminates the expiration date, and provides for an indefinite duration.

     -- Provisions were added to permit cash as well as equity awards that would qualify as performance-based compensation and be exempt from the $1 million deduction limit for compensation under section 162(m) of the Internal Revenue Code of 1986.

     -- The amended 1993 Plan includes a more modern definition of "Corporate Change." In general, a "Corporate Change" will occur when (1) an individual or entity (with certain exceptions) acquires 20% or more of the combined voting power of the company's outstanding securities (the "Company Voting Stock"), (2) the current members of the Board of Directors and any new Director who is approved or recommended by a vote of at least 2/3 of the Directors still in office, cease to constitute a majority of the number of directors, (3) there is a merger or consolidation of the company, except for (a) a merger or consolidation where the stockholders of the company retain at least 50% of the Company Voting Stock and (b) a merger or consolidation effected to implement a recapitalization where no individual or entity (with some exceptions) acquires 20% or more of the Company Voting Stock, or (4) the company's stockholders approve a plan of complete liquidation or dissolution of the company or there is an agreement for the sale, disposition, lease or exchange of all or substantially all of the company's assets, except for such a sale, disposition, lease or exchange to an entity in which the company's stockholders hold at least 50% of the voting securities in substantially the same proportions as their ownership in the company prior to the transaction.
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

     -- The amended 1993 Plan includes automatic "vesting" upon a Corporate Change. Automatic vesting eliminates the need for Compensation Committee action with respect to outstanding awards at the time of a Corporate Change. In particular, the amended Plan provides that, upon a Corporate Change, (1) any outstanding options and stock appreciation rights will become immediately vested and fully exercisable, (2) any restrictions on restricted stock awards will immediately lapse, (3) all performance measures upon which an outstanding performance award is contingent will be deemed achieved and the holder of such award will receive a payment equal to the maximum amount of the award he or she would have been entitled to receive, prorated to the effective date of the Corporate Change, and (4) any outstanding cash awards including, but not limited to, stock value equivalent awards will immediately vest and be paid based on the vested value of the award. The Compensation Committee could provide for different treatment, including no vesting, by specific provisions in an award agreement.

                                 THE 1993 PLAN

TYPES OF AWARDS

    The 1993 Plan provides for the grant of any or all of the following types of awards:

     -- stock options, including Incentive Stock Options and non-qualified stock options;
     --   stock appreciation rights, in tandem with stock options or freestanding;
     --   restricted stock;
     --   performance share awards; and
     --   stock value equivalent awards.

    Any stock option granted in the form of an Incentive Stock Option must satisfy the requirements of Section 422 of the Internal Revenue Code. Awards may be made to the same person on more than one occasion and may be granted singly, in combination, or in tandem as determined by the Compensation Committee. To date only awards of non-qualified stock options and restricted stock have been made under the 1993 Plan.

TERM

    The amended 1993 Plan, if approved by the stockholders, will be of an indefinite duration.

ADMINISTRATION

    The Board of Directors has appointed the Compensation Committee to administer the 1993 Plan. The Compensation Committee is appointed by, and serves at the pleasure of, the Board of Directors. Only those Directors who are both "non-employee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and "outside directors" for purposes of the regulations promulgated under Section 162(m) of the Internal Revenue Code, will act as Compensation Committee members. Subject to the terms of the 1993 Plan, and to any approvals and other authority as the Board of Directors may reserve to itself from time to time, the Compensation Committee, consistent with the terms of the 1993 Plan, will have authority to:

     --   select the individuals to receive awards;
     -- determine the timing, form, amount or value and term of grants and awards, and the conditions and restrictions, if any, subject to which grants and awards will be made and become payable under the 1993 Plan;
     -- construe the 1993 Plan and to prescribe rules and regulations for the administration of the 1993 Plan; and
     -- make any other determinations authorized under the 1993 Plan as the Compensation Committee deems necessary or appropriate.

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

ELIGIBILITY

    A broad group of employees of Halliburton and its affiliates are eligible to participate in the 1993 Plan. The selection of participants from eligible employees is within the discretion of the Compensation Committee. Non-employee Directors are eligible to participate in the 1993 Plan. Currently there are approximately 4,500 active participants in the 1993 Plan.

SHARES SUBJECT TO THE PLAN

    The amended 1993 Plan does not increase the total shares currently authorized under the 1993 Plan (49,000,000), of which no more than 16,000,000 shares may be issued in the form of restricted stock or pursuant to performance share awards. To date, 6,557,396 shares have been issued in the form of restricted stock and no shares have been issued pursuant to performance share awards. This leaves a total of 9,442,604 shares available for issuance for future restricted stock and performance share awards. There is a 500,000 share limit on the total number of shares which may be awarded to a participant in any calendar year, including performance share awards, stock options and SARs. Repricing or the cancellation and reissuance of stock options or SARs is prohibited.

STOCK OPTIONS

    Under the 1993 Plan, the Compensation Committee may grant awards in the form of stock options to purchase shares of common stock. The Compensation Committee will determine the number of shares subject to the option, the manner and time of the option's exercise, and the exercise price per share of stock subject to the option. The term of an option may not exceed ten years. No consideration is received by Halliburton for granting stock options. The exercise price of a stock option will not be less than the fair market value of the common stock on the date the option is granted. The Compensation Committee will designate each option as a non-qualified or an Incentive Stock Option.

    The option exercise price may, at the discretion of the Compensation Committee, be paid by a participant in cash, shares of common stock or a combination of cash and common stock. Except as set forth in this proxy statement with regard to specific corporate changes, no option will be exercisable within six months of the date of grant.

    The effect of an optionee's death, disability, retirement or other termination of service will be specified in the option agreement that evidences each option grant.

STOCK APPRECIATION RIGHTS

    The 1993 Plan also authorizes the Compensation Committee to grant stock appreciation rights either independent of, or in connection with, a stock option. The exercise price of a SAR will not be less than the fair market value of the common stock on the date the SAR is granted. If granted with a stock option, exercise of SARs will result in the surrender of the right to purchase the shares under the option as to which the SARs were exercised. Upon exercising a SAR, the holder receives for each share for which the SAR is exercised, an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Payment of that amount may be made in shares of common stock, cash, or a combination of cash and common stock, as determined by the Compensation Committee. The SARs will not be exercisable within six months of the date of grant. The term of a SAR grant may not exceed ten years. No consideration is received by Halliburton for granting SARs.

    Each grant of a SAR will be evidenced by an agreement that specifies the terms and conditions of the award, including the effect of death, disability, retirement or other termination of service on the exercisability of the SAR.

RESTRICTED STOCK

    The 1993 Plan provides that shares of common stock subject to specific restrictions may be awarded to eligible individuals as determined by the Compensation Committee. These awards are subject to the 16,000,000 share limit
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

on the total number of shares that may be issued in the form of restricted stock or performance share awards. The Compensation Committee will determine the nature and extent of the restrictions on the shares, the duration of the restrictions, and any circumstance under which restricted shares will be forfeited. With a limited exception, the restriction period may not be less than three years from the date of grant. During the period of restriction, recipients will have the right to receive dividends and the right to vote the shares. The Compensation Committee will determine the effect of a restricted stock recipient's death, disability, retirement or other termination of service prior to the lapse of any applicable restrictions.

PERFORMANCE SHARE AWARDS

    The 1993 Plan permits the Compensation Committee to grant performance share awards to eligible individuals. Performance share awards are awards that are contingent on the achievement of one or more performance measures. These awards are subject to the 16,000,000 share limit on the total number of shares that may be issued in the form of restricted stock or performance share awards.

    The performance criteria that may be used by the Compensation Committee in granting performance share awards consist of objective tests based on the following:

 --   earnings                              --   cash value added performance
 --   cash flow                             --   stockholder return and/or value
 --   customer satisfaction                 --   operating profits (including EBITDA)
 --   revenues                              --   net profits
 --   financial return ratios               --   earnings per share
 --   profit return and margins             --   stock price
 --   market share                          --   cost reduction goals
 --   working capital                       --   debt to capital ratio
                                            --   economic value added performance

    The Compensation Committee may select one criterion or multiple criteria for measuring performance. The measurement may be based on corporate, subsidiary or business unit performance, or based on comparative performance with other companies or other external measures of selected performance criteria. The Compensation Committee will also determine the length of time over which performance will be measured and the effect of an awardee's death, disability, retirement or other termination of service during the performance period.

STOCK VALUE EQUIVALENT AWARDS

    The 1993 Plan permits the Compensation Committee to grant stock value equivalent awards to eligible individuals. Stock value equivalent awards are rights to receive the fair market value of a specified number of shares of common stock, or the appreciation in the fair market value of the shares, over a specified period of time, pursuant to a vesting schedule, all as determined by the Compensation Committee. Payment of the vested portion of a stock value equivalent award shall be made in cash, based on the fair market value of the common stock on the payment date. The Compensation Committee will also determine the effect of an awardee's death, disability, retirement or other termination of service during the applicable period.

AMENDMENT

    The 1993 Plan, as proposed to be amended, provides that the Board of Directors may at any time terminate or amend the plan. However, the Board may not, without approval of the stockholders, amend the 1993 Plan to effect a "material revision" of the Plan, where a "material revision" includes, but is not limited to, a revision that:

     --   materially increases the benefits accruing to a Holder under the plan;
     -- materially increases the aggregate number of securities that may be issued under the plan;
     -- materially modifies the requirements as to eligibility for participation in the plan;
     --   changes the types of awards available under the plan; or

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

     -- amends or deletes the provisions that prevent the Compensation Committee from amending the terms and conditions of an outstanding option or stock appreciation rights to alter the exercise price.

    No amendment or termination of the 1993 Plan shall, without the consent of the optionee or participant, alter or impair rights under any options or other awards previously granted.

CHANGE-IN-CONTROL

    Under the proposed amendment of the 1993 Plan, which is subject to stockholder approval, in the event of a Corporate Change, unless an Award Document otherwise provides, as of the Corporate Change Effective Date, the following will occur automatically:

     -- any outstanding options and stock appreciation rights shall become immediately vested and fully exercisable;
     --   any restrictions on restricted stock awards shall immediately lapse;
     -- all performance measures upon which an outstanding performance award is contingent shall be deemed achieved and the Holder shall receive a payment equal to the maximum amount of the award he or she would have been entitled to receive, prorated to the Corporate Change Effective Date; and
     -- any outstanding cash awards including, but not limited to, stock value equivalent awards shall immediately vest and be paid based on the vested value of the award.

FEDERAL INCOME TAX TREATMENT

    The following summarizes the current U.S. federal income tax consequences generally arising for awards under the 1993 Plan.

    A participant who is granted an Incentive Stock Option does not realize any taxable income at the time of the grant or at the time of exercise, but in some circumstances may be subject to an alternative minimum tax as a result of the exercise. Similarly, Halliburton is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an Incentive Stock Option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under these circumstances, Halliburton will not be entitled to any deduction for federal income tax purposes. If the participant fails to hold the shares for that period, the disposal is treated as a disqualifying disposition. The gain on the disposition is ordinary income to the participant to the extent of the difference between the option price and the fair market value on the exercise date. Any excess is long-term or short-term capital gain, depending on the holding period. Under these circumstances, Halliburton will be entitled to a tax deduction equal to the ordinary income amount the participant recognizes in a disqualifying disposition.

    A participant who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise. The income equals the difference between the exercise price of the shares and the market value of the shares on the date of exercise. Halliburton is entitled to a corresponding tax deduction for the same amount.

    The grant of a SAR will produce no U.S. federal tax consequences for the participant or Halliburton. The exercise of a SAR results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to Halliburton.

    A participant who has been granted an award of restricted shares of common stock will not realize taxable income at the time of the grant, and Halliburton will not be entitled to a tax deduction at the time of the grant, unless the participant makes an election to be taxed at the time of the award. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at that time over the amount, if any, paid for the shares. Halliburton will be entitled to a corresponding tax deduction. Dividends paid to the participant during the restriction period will also be compensation income to the participant

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

and deductible as compensation expense by Halliburton. The holder of a restricted stock award may elect to be taxed at the time of grant of the restricted stock award on the market value of the shares, in which case:

     -- Halliburton will be entitled to a deduction at the same time and in the same amount;
     -- dividends paid to the participant during the restriction period will be taxable as dividends to the participant and not deductible by Halliburton; and
     -- there will be no further federal income tax consequences when the restrictions lapse.

    A participant who has been granted a performance share award will not realize taxable income at the time of the grant, and Halliburton will not be entitled to a tax deduction at that time. A participant will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and Halliburton will have a corresponding tax deduction.

    The grant of a stock value equivalent award produces no U.S. federal income tax consequences for the participant or Halliburton. The payment of a stock value equivalent award results in taxable income to the participant equal to the amount of the payment received, valued with reference to the fair market value of the common stock on the payment date. Halliburton is entitled to a corresponding tax deduction for the same amount.

    Halliburton may deduct in connection with any award any taxes required by law to be withheld. The Compensation Committee may permit the participant to surrender, or authorize Halliburton to withhold, shares of common stock in satisfaction of Halliburton's withholding obligations.

GENERAL/VOTE REQUIRED

    The closing price of Halliburton's common stock on March 24, 2003, as traded on the New York Stock Exchange was $20.12 per share.

    The affirmative vote of the holders of a majority of the shares of Halliburton's common stock represented at the Annual Meeting and entitled to vote on the matter is needed to approve the proposal. In addition, approval requires that the total votes cast on the matter exceed 50% of the shares of common stock outstanding and entitled to vote.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT AND RESTATEMENT OF THE 1993 STOCK AND INCENTIVE PLAN.

             STOCKHOLDER PROPOSAL ON EXECUTIVE SEVERANCE AGREEMENTS

                                    (ITEM 4)

    The Amalgamated Bank LongView Collective Investment Fund (the "Longview Fund"), located at 11-15 Union Square, New York, New York 10003, has notified Halliburton that it intends to present the resolution set forth below to the Annual Meeting for action by the stockholders. The Longview Fund's supporting statement for the resolution, along with the Board of Directors' statement in opposition is set forth below. As of November 18, 2002, the Longview Fund beneficially owned 146,937 shares of Halliburton's common stock. Proxies solicited on behalf of the Board of Directors will be voted AGAINST this proposal unless stockholders specify a contrary choice in their proxies.

PROPOSAL

    RESOLVED: The shareholders of Halliburton Co. ("Halliburton" or the "Company") urge the Board of Directors to seek shareholder approval for future severance agreements with senior executives that provide benefits in an amount that exceeds two times the sum of the executive's base salary plus bonus. "Future severance agreements" include employment agreements containing severance provisions; retirement agreements; change in control agreements; and agreements renewing, modifying or extending existing such agreements. "Benefits" include securities or the value of restricted shares or other stock; lump-sum cash payments (including payments in lieu of medical and other benefits) and the estimated present value of periodic retirement payments, fringe benefits and consulting fees (including reimbursable expenses) to be paid to the executives.

SUPPORTING STATEMENT

    Halliburton has entered in a series of severance agreements, commonly known as "golden parachutes," that allow senior executives to receive payment if they leave the Company in certain circumstances, as specified in the contracts.

    The contract with CEO David J. Lesar provides that if he is involuntarily terminated for any reason other than cause, Halliburton must pay five times his base salary plus the value of any restricted shares that are forfeited because of termination.

    The other top four executives have contracts allowing them in defined situations to recover two years' base salary, the value of restricted shares that were forfeited because of the termination, any unpaid bonus earned in prior years, and the bonus payable for the current year had they remained employed for the full year.

    The terms of these severance agreements are such that they would cost the Company over $10 million if they are ever exercised by the five most senior executives, assuming compensation at 2001 levels.

    Severance agreements may be appropriate in some circumstances. Nonetheless, we believe that the potential cost of such agreements entitles shareholders to be heard when a company contemplates paying out more than twice the amount of an executive's last salary and bonus.

    The existence of such a shareholder approval requirement may induce restraint when parties negotiate such agreements.

    It may not always be practical to obtain prior shareholder approval. Thus, Halliburton should have the option, in implementing this proposal, of seeking approval after the material terms of the agreement are agreed upon. Institutional investors such as the California Public Employees' Retirement System recommend shareholder approval of these types of agreements in its proxy voting guidelines. The Council of Institutional Investors favors shareholder approval if the amount payable exceeds 200% of the senior executives' annual base salary.

    We urge shareholders to vote FOR this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING
REASONS:

    The Board believes that this proposal, if adopted, would undermine Halliburton's ability to attract and retain highly qualified senior executives. Halliburton must have the flexibility and ability to tailor and offer competitive employment packages to retain executives, as well as to motivate other valuable executives to accept employment with Halliburton. We believe adoption of this proposal would place Halliburton at a competitive disadvantage because it would arbitrarily limit Halliburton's flexibility to design employment arrangements that would attract and retain qualified executives.

    The Compensation Committee, all the members of which are independent Directors, determines whether Halliburton should enter into employment agreements with its top executive officers. All employment arrangements with the Chief Executive Officer must be recommended by the Compensation Committee, and are subject to further review and approval by the Board. In the event that the Compensation Committee determines that an employment agreement is in the best interests of Halliburton and its stockholders, we believe Halliburton needs the flexibility to make an offer of employment and enter into an employment agreement without delay. This flexibility would be substantially undermined by a requirement for stockholder approval. Although the proposal states that stockholder approval can be obtained after the material terms of an agreement are agreed upon, this solution is not practical. In order to attract the key executives necessary for the operation of Halliburton's business, it cannot afford to impose this kind of condition on the approval of an employment agreement. The types of executives that

Halliburton seeks are typically being pursued by other companies as well, and Halliburton could lose these individuals to competitors that do not have the stockholder approval condition. Adoption of the proposal would require Halliburton to incur significant time and expense to convene a special stockholders' meeting for the sole purpose of voting on this type of agreement or, alternatively, to delay finalizing such agreement until after its approval at the annual stockholders' meeting. In either case, the Board believes that Halliburton would be placed at a competitive disadvantage in attracting qualified executives who do not want to be subject to the uncertainty created by the stockholder approval provision, if this proposal was adopted.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE VOTED AGAINST THE PROPOSAL UNLESS INSTRUCTED OTHERWISE.

                             ADDITIONAL INFORMATION

ADVANCE NOTICE PROCEDURES

    Under our By-laws, no business may be brought before an Annual Meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to Halliburton (containing the information specified in the By-laws) not less than ninety (90) days prior to the first anniversary of the preceding year's Annual Meeting. These requirements are separate from and in addition to the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in Halliburton's proxy statement. This advance notice requirement does not preclude discussion by any stockholder of any business properly brought before the Annual Meeting in accordance with these procedures.

PROXY SOLICITATION COSTS

    The proxies accompanying this proxy statement are being solicited by Halliburton. The cost of soliciting proxies will be borne by Halliburton. We have retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies. For these services, we will pay Georgeson a fee of $12,500 and reimburse it for out-of-pocket disbursements and expenses. Officers and regular employees of Halliburton may solicit proxies personally, by telephone or other telecommunications from some stockholders if proxies are not received promptly. We will, upon request, reimburse banks, brokers and others for their reasonable expenses in forwarding proxies and proxy material to beneficial owners of Halliburton's stock.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

    Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders in 2004 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by Halliburton's Secretary at 5 Houston Center, 1401 McKinney, Suite 2400, Houston, Texas 77010, no later than December 11, 2003. The 2004 Annual Meeting will be held on May 19, 2004.

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

                                 OTHER MATTERS

    As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement. If any other matters should properly come before the meeting for action by stockholders, it is intended that proxies in the accompanying form will be voted on those matters in accordance with the judgment of the person or persons voting the proxies.

                                         By Authority of the Board of Directors,

                                          /s/ MARGARET E. CARRIERE

                                            MARGARET E. CARRIERE
                                             Vice President and
                                                 Secretary

March 25, 2003

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

                                                                      APPENDIX A

                  HALLIBURTON COMPANY AUDIT COMMITTEE CHARTER

                                    GENERAL

The Audit Committee of the Board of Directors of Halliburton Company shall consist of at least three directors, all of whom shall be independent. Members of the Committee shall be considered independent if they (i) have no relationship to the Company that could interfere with the exercise of their independence from management and the Company, (ii) do not, other than in the capacity as a member of the Board of Directors or as a member of a committee of the Board, accept any consulting, advisory or other compensatory fee from the Company and (iii) are not an affiliated person of the Company other than as a result of being a member of the Board of Directors. As determined by the Board of Directors, the Members of the Committee will be financially literate with at least one having accounting or related financial management expertise and being an "audit committee financial expert" as defined by the Securities and Exchange Commission. Company management, internal auditors and independent auditors and the Company's General Counsel may attend each meeting or portions thereof as required by the Committee. The Committee will have at least four meetings each year on a regular basis and at such other times as it deems necessary to fulfill its responsibilities.

ROLE

The Audit Committee's role is to:

1.  assist the Board's oversight of:

     --   the integrity of the Company's financial statements;
     --   the Company's compliance with legal and regulatory requirements;
     --   the independent auditor's qualifications and independence;
     -- the performance of the Company's internal audit function and independent auditors; and
     -- the adequacy of the Company's financial disclosure and internal controls;

2. appoint, compensate, retain and oversee the work of the independent auditors, and to resolve any disagreements between management and the independent auditors regarding financial reporting; and

3. prepare the report that the SEC rules require be included in the Company's annual proxy statement.

RESPONSIBILITIES

The Audit Committee's role is one of oversight whereas the Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work. The following functions shall be the key responsibilities of the Audit Committee in carrying out its oversight function.

1. Provide an open avenue of communications between the internal auditors, the independent auditors, management and the Board of Directors, including periodic private sessions with the internal auditors, the independent auditors and management.

2. Receive and review reports from Company management relating to the Company's financial reporting process, published financial statements and/or major disclosures and the adequacy of the Company's system of internal controls.

3. Receive and review reports from Company management and the General Counsel relating to legal and regulatory matters that may have a material impact on the Company's financial statements and Company compliance policies.

4. Receive and review reports from internal auditors relating to major findings and recommendations from internal audits conducted Company-wide. Consult with and review reports from internal auditors relating to on-going monitoring programs including the Company's Code of Business Conduct and compliance with policies of the Company.

5. Inquire of Company management and independent auditors regarding the appropriateness of accounting principles followed by the Company, changes in accounting principles and their impact on the financial statements.

6. Review the internal audit program in terms of scope of audits conducted or scheduled to be conducted.

7. The Committee and the Board shall be ultimately responsible for the appointment, compensation, retention and oversight of the work of the independent auditors, which will report directly to the Committee, and the Committee will resolve any disagreements between management and the independent auditors regarding financial reporting. The Committee's responsibility includes the responsibility to approve in advance, except as otherwise permitted by applicable law, all services performed by the independent auditors for the Company.

8.  The Committee will:

     -- recommend annually the appointment of the independent auditors to the Board for its approval and subsequent submission to the stockholders for ratification, based upon an annual performance evaluation and a determination of the auditors' independence;
     -- determine the independence of the independent auditors by obtaining a formal written statement delineating all relationships between the independent auditors and the Company, including all non-audit services and fees;
     -- discuss with the independent auditors if any disclosed relationship or service could impact the auditors' objectivity and independence; and
     -- recommend that the Board take appropriate action in response to the auditors' statement to ensure the independence of the independent auditors.

9. Meet with independent auditors and review their report to the Committee including comments relating to the system of internal controls, published financial statements and related disclosures, the adequacy of the financial reporting process and the scope of the independent audit. The independent auditors are ultimately accountable to the Board and the Committee on all such matters.

10. Review with the internal and independent auditors the coordination of their respective audit activities.

11. Prepare a Report, for inclusion in the Company's proxy statement, disclosing that the Committee reviewed and discussed the audited financial statements with management and discussed certain other matters with the independent auditors. Based upon these discussions, state in the Report whether the Committee recommended to the Board that the audited financial statements be included in the Annual Report.

12. As appropriate, retain and obtain the advice and assistance of outside legal, accounting and other advisors, in addition to obtaining advice from the Company's internal counsel or regular outside counsel.

13. Establish such procedures as necessary to timely implement the provisions of the Sarbanes-Oxley Act of 2002 applicable to audit committees, including, but not limited to, establishing procedures for:

     -- the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

     -- the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

14. Conduct an annual performance evaluation of the Committee and discuss those results with the Board of Directors.

15. Review and reassess the adequacy of the Audit Committee's charter annually. If any revisions therein are deemed necessary or appropriate, submit the same to the Board for its consideration and approval.

                                     QUORUM

For the transaction of business at any meeting of the Audit Committee, a majority of the members shall constitute a quorum.

                                 Approved as revised: Board of Directors of Halliburton Company
                                 February 12, 2003

                                 Supercedes previous version dated:
                                 February 17, 2000

                                                                      APPENDIX B

                              HALLIBURTON COMPANY

                         1993 STOCK AND INCENTIVE PLAN

                   AS AMENDED AND RESTATED FEBRUARY 12, 2003

                                 I.    PURPOSE

The purpose of the Halliburton Company 1993 Stock and Incentive Plan (the "Plan") is to provide a means whereby Halliburton Company, a Delaware corporation (the "Company"), and its Subsidiaries may attract, motivate and retain highly competent employees and to provide a means whereby selected employees can acquire and maintain stock ownership and receive cash awards, thereby strengthening their concern for the long-term welfare of the Company. The Plan is also intended to provide employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company over the long term. A further purpose of the Plan is to allow awards under the Plan to Non-employee Directors in order to enhance the Company's ability to attract and retain highly qualified Directors. Accordingly, the Plan provides for granting Incentive Stock Options, Options which do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Stock Value Equivalent Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee or Non-employee Director as provided herein. The Plan was established February 18, 1993, has been amended from time to time thereafter, and effective as of February 12, 2003, is amended and restated to remove the expiration date of the Plan, to rename the Plan and to make certain other changes.

                               II.    DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

       (a) "Award" means, individually or collectively, any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award or Stock Value Equivalent Award.

       (b) "Award Document" means the relevant award agreement or other document containing the terms and conditions of an Award.

       (c) "Beneficial Owners" shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

       (d)   "Board" means the Board of Directors of Halliburton Company.

       (e) "Change of Control Value" means, for the purposes of Paragraph (f) of Article XII, the amount determined in Clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any merger, consolidation, sale of assets or dissolution transaction, (ii) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place or (iii) if a Corporate Change occurs other than as described in Clause (i) or Clause (ii), the fair market value per share determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of an Option or Stock Appreciation Right. If the consideration offered to stockholders of the Company in any transaction described in this Paragraph (e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

       (f) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

       (g) "Committee" means the committee selected by the Board to administer the Plan in accordance with Paragraph (a) of Article IV of the Plan.

       (h) "Common Stock" means the Common Stock, par value $2.50 per share, of the Company.

       (i)   "Company" means Halliburton Company, a Delaware corporation.

       (j) "Corporate Change" shall conclusively be deemed to have occurred on a Corporate Change Effective Date if an event set forth in any one of the following paragraphs shall have occurred:

             (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

             (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

             (iii) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or any of its affiliates other than in connection with the acquisition by the Company or any of its affiliates of a business) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

             (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale, disposition, lease or exchange by the Company of all or substantially all of the Company's assets, other than a sale, disposition, lease or exchange by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a "Corporate Change" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

       (k)   "Corporate Change Effective Date" shall mean:

             (i) the first date that the direct or indirect ownership of 20% or more combined voting power of the Company's outstanding securities results in a Corporate Change as described in clause (i) of such definition above; or

             (ii) the date of the election of Directors that results in a Corporate Change as described in clause (ii) of such definition; or

             (iii) the date of the merger or consideration that results in a
                   Corporate Change as described in clause (iii) of such definition; or

             (iv) the date of stockholder approval that results in a Corporate Change as described in clause (iv) of such definition.

       (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       (m) "Fair Market Value" means, as of any specified date, the closing price of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not then listed on such exchange, such other national securities exchange on which the Common Stock is then listed) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported or, in the sole discretion of the Committee for purposes of determining the Fair Market Value of the Common Stock at the time of exercise of an Option or a Stock Appreciation Right, such Fair Market Value shall be the prevailing price of the Common Stock as of the time of exercise. If the Common Stock is not then listed or quoted on any national securities exchange but is traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

       (n) "Holder" means an employee or Non-employee Director of the Company who has been granted an Award.

       (o) "Immediate Family" means, with respect to a particular Holder, the Holder's spouse, parent, brother, sister, children and grandchildren (including adopted and step children and grandchildren).

       (p)   "Incentive Stock Option" means an Option within the meaning of
             Section 422 of the Code.

       (q) "Minimum Criteria" shall have the meaning given such term in Paragraph (a) of Article IX.

       (r) "Non-employee Director" means a member of the Board who is not an employee or former employee of the Company or its Subsidiaries.

       (s) "Option" means an Award granted under Article VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options which do not constitute Incentive Stock Options to purchase Common Stock.

       (t) "Option Agreement" means a written agreement between the Company and a Holder with respect to an Option.

       (u)   "Optionee" means a Holder who has been granted an Option.

       (v) "Parent Corporation" shall have the meaning set forth in Section 424(e) of the Code.

       (w) "Performance Award" means an Award granted under Article X of the Plan.

       (x) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

       (y)   "Plan" means the Halliburton Company 1993 Stock and Incentive Plan.

       (z) "Restricted Stock Award" means an Award granted under Article IX of the Plan.

       (aa) "Restricted Stock Award Agreement" means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

       (bb) "Restriction Period" shall have the meaning given such term in Paragraph (a) of Article IX.

       (cc) "Spread" means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

       (dd) "Stock Appreciation Right" means an Award granted under Article VIII of the Plan.

       (ee) "Stock Appreciation Rights Agreement" means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

       (ff)   "Stock Value Equivalent Award" means an Award granted under
              Article XI of the Plan.

       (gg) "Subsidiary" means a company (whether a corporation, partnership, joint venture or other form of entity) in which the Company or a corporation in which the Company owns a majority of the shares of capital stock, directly or indirectly, owns a greater than 20% equity interest, except that with respect to the issuance of Incentive Stock Options the term "Subsidiary" shall have the same meaning as the term "subsidiary corporation" as defined in Section 424(f) of the Code.

       (hh) "Successor Holder" shall have the meaning given such term in Paragraph (f) of Article XIV.

                III.    EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan as amended and restated herein shall be effective February 12, 2003, the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within twelve (12) months thereafter and on or prior to the date of the first annual meeting of stockholders of the Company held thereafter. Notwithstanding any provision of the Plan or in any Option Agreement or Stock Appreciation Rights Agreement, no Option or Stock Appreciation Right granted on or after February 12, 2003, shall be exercisable prior to such stockholder approval. Subject to the provisions of Article XIII, the Plan shall remain in effect until all Options and Stock Appreciation Rights granted under the Plan have been exercised or expired by reason of lapse of time, all restrictions imposed upon Restricted Stock Awards have lapsed and all Performance Awards and Stock Value Equivalent Awards have been satisfied.

                               IV. ADMINISTRATION

    (a) Composition of Committee. The Plan shall be administered by a Committee of Directors of the Company which shall be appointed by the Board.

    (b) Powers. The Committee shall have authority, in its discretion, to determine which eligible individuals shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, nonqualified Option or Stock Appreciation Right shall be granted, the number of shares of Common Stock which may be issued under each Option, Stock Appreciation Right and Restricted Stock Award, and the value of each Performance Award and Stock Value Equivalent Award. The Committee shall have the authority, in its discretion, to establish the terms and conditions applicable to any Award, subject to any specific limitations or provisions of the Plan. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their responsibility level, their present and potential contribution to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

    (c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Documents executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Document relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Award into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

    (d) Delegation of Authority. The Committee may delegate some or all of its power to the Chief Executive Officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power with regard to the grant of an Award to any person who is a "covered employee" within the meaning of
           Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an Award to such employee would be outstanding; (ii) the Committee may not delegate its power with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person and (iii) any delegation of the power to grant Awards shall be permitted by applicable law.

        V. GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS, RESTRICTED STOCK
             AWARDS, PERFORMANCE AWARDS AND STOCK VALUE EQUIVALENT
                       AWARDS; SHARES SUBJECT TO THE PLAN

    (a) Award Limits. The Committee may from time to time grant Awards to one or more individuals determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 49,000,000 shares, of which no more than 16,000,000 may be issued in the form of Restricted Stock Awards or pursuant to Performance Awards. Notwithstanding anything contained herein to the contrary, the number of Option shares or Stock Appreciation Rights, singly or in combination, together with shares or share equivalents under Performance Awards granted to any Holder in any one calendar year, shall not in the aggregate exceed 500,000. The cash value determined as of the date of grant of any Performance Award not denominated in Common Stock granted to any Holder for any one calendar year shall not exceed $5,000,000. Any shares which remain unissued and which are not subject to outstanding Options or Awards at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate or the Award is paid in cash, any shares of Common Stock subject to such Award shall again be available for the grant of an Award. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Article XII with respect to shares of Common Stock subject to Options then outstanding. The 500,000-share limit on Stock Options and Stock Appreciation Rights Awards to a Holder in any calendar year shall be subject to adjustment in the same manner as provided in Article XII. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.

    (b) Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and reacquired by the Company.

                                VI. ELIGIBILITY

Awards made pursuant to the Plan may be granted to individuals who, at the time of grant, are employees of the Company or any Parent Corporation or Subsidiary of the Company or are Non-employee Directors. An Award may also be granted to a person who has agreed to become an employee of the Company or any Parent Corporation or Subsidiary of the Company within the subsequent three (3) months. An Award made pursuant to the Plan may be granted on more than one occasion to the same person, and such Award may include an Incentive Stock Option, an Option which is not an Incentive Stock Option, an Award of Stock Appreciation Rights, a Restricted Stock Award, a Performance Award, a Stock Value Equivalent Award or any combination thereof. Each Award shall be evidenced in such manner and form as may be prescribed by the Committee.

                               VII. STOCK OPTIONS

    (a) Stock Option Agreement. Each Option shall be evidenced by an Option Agreement between the Company and the Optionee which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price.

    (b) Option Period. The term of each Option shall be as specified by the Committee at the date of grant; provided that, in no case, shall the term of an Option exceed ten (10) years.

    (c) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

    (d) Option Price. The purchase price of Common Stock issued under each Option shall be determined by the Committee, but such purchase price shall not be less than the Fair Market Value of Common Stock subject to the Option on the date the Option is granted.

    (e) Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become, or who became prior to the effective date of the Plan, employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

    (f) Repricing Prohibited. Except for adjustments pursuant to Article XII, the purchase price of Common Stock for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower purchase price. Any other action that is deemed to be a repricing under any applicable rule of the New York Stock Exchange shall be prohibited.

                        VIII. STOCK APPRECIATION RIGHTS

    (a) Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Common Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement between the Company and the Holder which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Common Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Common Stock. Upon the exercise of any Stock Appreciation Rights granted hereunder, the number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise of such Right.

    (b) Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

    (c) Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant; provided that, in no case, shall the term of a Stock Appreciation Right exceed ten (10) years.

    (d) Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

    (e) Repricing Prohibited. Except for adjustments pursuant to Article XII, the exercise price of a Stock Appreciation Right may not be decreased after the date of grant nor may an outstanding Stock Appreciation Right granted under the Plan be surrendered to the Company as consideration for the grant of a new Stock Appreciation Right with a lower exercise price. Any other action that is deemed to be a repricing under any applicable rule of the New York Stock Exchange shall be prohibited.

                          IX. RESTRICTED STOCK AWARDS

    (a) Restricted Period To Be Established by the Committee. At the time a Restricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award; provided, however, that, except as set forth below and as permitted by Paragraph (b) of this Article IX, such Restriction Period shall not be less than three (3) years from the date of grant (the "Minimum Criteria"). An award which provides for the lapse of restrictions on shares applicable to such Award in equal annual installments over a period of at least three (3) years from the date of grant shall be deemed to meet the Minimum Criteria. The foregoing notwithstanding, with respect to

           Restricted Stock Awards of up to an aggregate 550,000 shares (subject to adjustment as set forth in Article XII), the Minimum Criteria shall not apply and the Committee may establish such lesser Restriction Periods applicable to such Awards as it shall determine in its discretion. Subject to the foregoing, each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph (b) of this Article or by Article XII.

    (b) Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award or, at the option of the Company, in the name of a nominee of the Company. The Holder shall have the right to receive dividends during the Restriction Period, to vote the Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to possession of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period, and
           (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of a Holder's service (by retirement, disability, death or otherwise) prior to expiration of the Restriction Period as shall be set forth in a Restricted Stock Award Agreement.

    (c) Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law and except that the Committee may, in its discretion, charge the Holder an amount in cash not in excess of the par value of the shares of Common Stock issued under the Plan to the Holder.

    (d) Miscellaneous. Nothing in this Article shall prohibit the exchange of shares issued under the Plan (whether or not then subject to a Restricted Stock Award) pursuant to a plan of reorganization for stock or securities in the Company or another corporation a party to the reorganization, but the stock or securities so received for shares then subject to the restrictions of a Restricted Stock Award shall become subject to the restrictions of such Restricted Stock Award. Any shares of stock received as a result of a stock split or stock dividend with respect to shares then subject to a Restricted Stock Award shall also become subject to the restrictions of the Restricted Stock Award.

                             X. PERFORMANCE AWARDS

    (a) Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, a performance period over which the performance applicable to the Performance Award of the Holder shall be measured.

    (b) Performance Awards. Each Performance Award may have a maximum value established by the Committee at the time of such Award.

    (c) Performance Measures. A Performance Award granted under the Plan that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be awarded contingent upon the achievement of one or more performance measures. The performance criteria for Performance Awards shall consist of objective tests based on the following: earnings, cash flow, cash value added performance, stockholder return and/or value, revenues, operating profits (including EBITDA), net profits, earnings per share, stock price, cost reduction goals, debt to capital ratio, financial return ratios, profit return and margins, market share, working capital and customer satisfaction. The Committee may select one criterion or multiple criteria for measuring performance. Performance criteria may be measured on corporate, subsidiary or business unit performance, or on a combination thereof. Further, the performance criteria may be based on comparative performance with other companies or other external measure of the selected performance criteria. A Performance Award that is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

    (d) Payment. Following the end of the performance period, the Holder of a Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, if any, based on the achievement of the performance measures for such performance period, as determined by the Committee in its sole discretion. Payment of a Performance Award (i) may be made in cash, Common Stock or a combination thereof, as determined by the Committee in its sole discretion, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion, and (iii) to the extent applicable, shall be based on the Fair Market Value of the Common Stock on the payment date. If a payment of cash or issuance of Common Stock is to be made on a deferred basis, the Committee shall establish whether interest or dividend equivalents shall be credited on the deferred amounts and any other terms and conditions applicable thereto.

    (e) Termination of Service. The Committee shall determine the effect of termination of service during the performance period on a Holder's Performance Award.

                       XI. STOCK VALUE EQUIVALENT AWARDS

    (a) Stock Value Equivalent Awards. Stock Value Equivalent Awards are rights to receive an amount equal to the Fair Market Value of shares of Common Stock or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Stock Value Equivalent Award may have a maximum value established by the Committee at the time of such Award.

    (b) Award Period. The Committee shall establish, with respect to and at the time of each Stock Value Equivalent Award, a period over which the Award shall vest with respect to the Holder.

    (c) Payment. Following the end of the determined period for a Stock Value Equivalent Award, the Holder of a Stock Value Equivalent Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Stock Value Equivalent Award, if any, based on the then vested value of the Award. Payment of a Stock Value Equivalent Award (i) shall be made in cash, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion, and (iii) shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the determined period with respect to a Stock Value Equivalent Award, as determined by the Committee. If payment of cash is to be made on a deferred basis, the Committee shall establish whether interest shall be credited, the rate thereof and any other terms and conditions applicable thereto.

    (d) Termination of Service. The Committee shall determine the effect of termination of service during the applicable vesting period on a Holder's Stock Value Equivalent Award.

                    XII. RECAPITALIZATION OR REORGANIZATION

    (a) Except as hereinafter otherwise provided, in the event of any recapitalization, reorganization, merger, consolidation, combination, exchange, stock dividend, stock split, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of Common Stock occurring after the date of the grant of an Award, the Committee shall, in its discretion, make such adjustment as to the number and price of shares of Common Stock or other consideration subject to such Awards as the Committee shall deem appropriate in order to prevent dilution or enlargement of rights of the Holders.

    (b) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

    (c) The shares with respect to which Options or Stock Appreciation Rights may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option or Stock Appreciation Rights, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Option or Stock Appreciation Rights may thereafter be exercised
          (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

    (d) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option or Stock Appreciation Rights theretofore granted, the Holder shall be entitled to purchase or receive, as applicable, under such Option or Stock Appreciation Rights, in lieu of the number of shares of Common Stock as to which such Option or Stock Appreciation Rights shall then be exercisable, the number and class of shares of stock and securities and the cash and other property to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Option or Stock Appreciation Rights.

    (e) In the event of a Corporate Change, unless an Award Document otherwise provides, as of the Corporate Change Effective Date (i) any outstanding Options and Stock Appreciation Rights shall become immediately vested and fully exercisable, (ii) any restrictions on Restricted Stock Awards shall immediately lapse, (iii) all performance measures upon which an outstanding Performance Award is contingent shall be deemed achieved and the Holder shall receive a payment equal to the maximum amount of the Award he or she would have been entitled to receive, prorated to the Corporate Change Effective Date, and (iv) any outstanding cash Awards including, but not limited to, Stock Value Equivalent Awards shall immediately vest and be paid based on the vested value of the Award.

    (f) In the relevant Award Document, the Committee may provide that, no later than two (2) business days prior to any Corporate Change referenced in Clause (ii), (iii) or (iv) of the definition thereof or ten (10) business days after any Corporate Change referenced in Clause
          (i) of the definition thereof, the Committee may, in its sole discretion, (i) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date (before or after a Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each Optionee an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (ii) require the mandatory surrender to the Company by selected Holders of Stock Appreciation Rights of some or all of the outstanding Stock Appreciation Rights held by such Holders (irrespective of whether such Stock Appreciation Rights are then exercisable under the provisions of the Plan) as of a date (before or after a Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Stock Appreciation Rights and pay to each Holder an amount of cash equal to the Spread with respect to such Stock Appreciation Rights with the Fair Market Value of the Common Stock at such time to be deemed to be the Change of Control Value, or (iii) require the mandatory surrender to the Company by selected Holders of Restricted Stock Awards or Performance Awards of some or all of the outstanding Awards held by such Holder (irrespective of whether such Awards are vested under the provisions of the Plan) as of a date (before or after a Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each Holder an amount of cash equal to the Change of Control Value of the shares, if the Award is denominated in Common Stock, or an amount of cash equal to the Fair Market Value of the Common Stock at such time, if the Award is not denominated in Common Stock.

    (g) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Options or Stock Appreciation Rights theretofore granted, the purchase price per share of Common Stock subject to Options or the calculation of the Spread with respect to Stock Appreciation Rights.

                   XIII. AMENDMENT OR TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan or alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder, and provided, further, that the Board may not, without approval of the stockholders, amend the Plan to effect a "material revision" of the Plan, where a "material revision" includes, but is not limited to, a revision that: (a) materially increases the benefits accruing to a Holder under the Plan, (b) materially increases the aggregate number of securities that may be issued under the Plan, (c) materially modifies the requirements as to eligibility for participation in the Plan, (d) changes the types of awards available under the Plan, or (e) amends or deletes the provisions that prevent the Committee from amending the terms and conditions of an outstanding Option or Stock Appreciation Rights to alter the exercise price.

                                   XIV. OTHER

    (a) No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an employee or a non-employee Director any right to be granted an Option, a Stock Appreciation Right, a right to a Restricted Stock Award or a right to a Performance Award or Stock Value Equivalent Award or any other rights hereunder except as may be evidenced by an Award or by an Option or Stock Appreciation Agreement duly executed on behalf of the Company, and then only to the extent of and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

    (b) No Employment Rights Conferred. Nothing contained in the Plan or in any Award made hereunder shall:

            (i) confer upon any employee any right to continuation of employment with the Company or any Subsidiary; or

            (ii) interfere in any way with the right of the Company or any Subsidiary to terminate his or her employment at any time.

    (c) No Rights to Serve as a Director Conferred. Nothing contained in the Plan or in any Award made hereunder shall confer upon any Director any right to continue their position as a Director of the Company.

    (d) Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the offering of the shares covered by such Award has not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations. The Committee may permit the Holder of an Award to elect to surrender, or authorize the Company to withhold, shares of Common Stock (valued at their Fair Market Value on the date of surrender or withholding of such shares) in satisfaction of the Company's withholding obligation, subject to such restrictions as the Committee deems appropriate.

    (e) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Holder, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

    (f) Restrictions on Transfer. Except as otherwise provided herein, an Award shall not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Holder other than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall be exercisable during the lifetime of the Holder only by such Holder, the Holder's guardian or legal representative, a transferee under a qualified domestic relations order or a transferee as described below. The Committee may prescribe and include in the respective Award Documents hereunder other restrictions on transfer. Any attempted assignment or transfer in violation of this section shall be null and void. Upon a Holder's death, the Holder's personal representative or other person entitled to succeed to the rights of the Holder (the "Successor Holder") may exercise such rights as are provided under the applicable Award Document. A Successor Holder must furnish proof satisfactory to the Company of his or her rights to exercise the Award under the Holder's will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing grant) Awards (other than Incentive Stock Options) which may be transferred by the Holder for no consideration to or for the benefit of the Holder's Immediate Family, to a trust solely for the benefit of the Holder and his Immediate Family, or to a partnership or limited liability company in which the Holder and members of his Immediate Family have at least 99% of the equity, profit and loss interest, in which case the Award Document shall so state. A transfer of an Award pursuant to this Paragraph (f) shall be subject to such rules and procedures as the Committee may establish. In the event an Award is transferred as contemplated in this Paragraph (f), such Award may not be subsequently transferred by the transferee except by will or the laws of descent and distribution, and such Award shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant written instrument for the Award and the transferee shall be entitled to the same rights as the Holder under Articles XII and XIII hereof as if no transfer had taken place. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. The consequences of termination of employment shall continue to be applied with respect to the original Holder, following which the Awards shall be exercised by the transferee only to the extent and for the periods specified in the Plan and the related Award Document.

          The Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Agreement or other Award Document shall specify the effect of the death of the Holder on the Award.

    (g) Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas, except to the extent that it implicates matters which are the subject of the General Corporation Law of the State of Delaware which matters shall be governed by the latter law.

    (h) Foreign Awardees. Without amending the Plan, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with the provisions of laws and regulations in other countries or jurisdictions in which the Company or its Subsidiaries operate.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS'            Please        [ ]
RECOMMENDATIONS JUST SIGN BELOW; NO BOXES NEED TO             Mark Here
BE CHECKED. THE BOARD OF DIRECTORS RECOMMENDS A               for Address
VOTE FOR ITEMS 1, 2 AND 3 AND A VOTE AGAINST ITEM 4.          Change or Comments
                                                              SEE REVERSE SIDE
Item 1 - Election of Directors.

NOMINEES:                                              IN THE FUTURE, WOULD YOU
01 R.L. Crandall   02 K.T. Derr     03 C.J. DiBona     CONSENT TO ACCESSING YOUR
04 W.R. Howell     05 R.L. Hunt     06 D.J. Lesar      ANNUAL REPORT AND PROXY
07 A.B. Lewis      08 J.L. Martin   09 J.A. Precourt   STATEMENT ELECTRONICALLY
10 D.L. Reed       11 C.J. Silas                       VIA THE INTERNET? YES [ ]

    FOR all nominees         WITHHOLD AUTHORITY
listed (except as marked      to vote for all
    to the contrary)          nominees listed          I PLAN TO ATTEND
                                                       THE MEETING  YES [ ]
          [ ]                       [ ]

(Instruction: To withhold authority to vote for an individual nominee, write that nominee's name on the space provided below.)

___________________________________________________

Item 2 - Proposal for ratification of selection      FOR      AGAINST    ABSTAIN
         of independent public accountants for       [ ]        [ ]        [ ]
         the Company for 2003.

Item 3 - Proposal to amend and restate the 1993      FOR      AGAINST    ABSTAIN
         Stock and Incentive Plan.                   [ ]        [ ]        [ ]

Item 4 - Stockholder proposal on executive           FOR      AGAINST    ABSTAIN
         severance agreements.                       [ ]        [ ]        [ ]

Item 5 - In their discretion, upon such other business as may properly come before the meeting.


SIGNATURE________________________ SIGNATURE_____________________ DATE___________
NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN
      SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --

                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

      INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11PM EASTERN TIME
                      THE DAY PRIOR TO ANNUAL MEETING DAY.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
   IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


        INTERNET                      TELEPHONE                    MAIL
http://www.eproxy.com/hal           1-800-435-6710
   Use the Internet to            Use any touch-tone
  vote your proxy. Have         telephone to vote your      Mark, sign and date
 your proxy card in hand   OR   proxy. Have your proxy  OR    your proxy card
 when you access the web        card in hand when you               and
    site. You will be             call. You will be           return it in the
  prompted to enter your        prompted to enter your     enclosed postage-paid
 control number, located       control number, located           envelope.
   in the box below, to         in the box below, and
   create and submit an            then follow the
    electronic ballot.            directions given.


              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

     YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT ON THE INTERNET AT:
                  http://www.halliburton.com/annualmeeting.jsp

--------------------------------------------------------------------------------
                                ADMISSION TICKET

                               HALLIBURTON COMPANY

                         ANNUAL MEETING OF STOCKHOLDERS

                               DATE - May 21, 2003
                                TIME - 9:00 a.m.
                            (doors open at 8:00 a.m.)
                    LOCATION - Ballroom B, Four Seasons Hotel
                                1300 Lamar Street
                              Houston, Texas 77010

PROXY

                              HALLIBURTON COMPANY

                 PROXY FOR 2003 ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints D.J. Lesar, A.O. Cornelison, Jr. and M.E.Carriere, and any of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Halliburton Company to be held in Ballroom B at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, on Wednesday, May 21, 2003, on the following matters and in their discretion on any other matters which may come before the meeting or any adjournments thereof. Receipt of Notice-Proxy Statement dated March 25, 2003, is acknowledged.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.

    IN THE ABSENCE OF SUCH DIRECTION THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1, FOR THE PROPOSALS SET FORTH IN ITEMS 2 AND 3 AND AGAINST THE PROPOSAL SET FORTH IN ITEM 4.

                  (Continued and to be signed on reverse side)

    ------------------------------------------------------------------------
    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)
    ------------------------------------------------------------------------




    ------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --


REGISTERED STOCKHOLDERS CAN NOW ACCESS THEIR HALLIBURTON COMPANY ACCOUNT ONLINE.

Access your Halliburton Company stockholder account online via Investor ServiceDirect(R) (ISD).

Mellon Investor Services LLC, agent for Halliburton Company, now makes it easy and convenient to get current information on your stockholder account. After a simple, and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:

o View account status        o Make address changes  o Obtain a duplicate 1099
                                                       tax form

o View certificate history   o View payment history  o Establish/change your PIN
                               for dividends

o View book-entry information

              VISIT US ON THE WEB AT http://www.melloninvestor.com
                AND FOLLOW THE INSTRUCTIONS SHOWN ON THIS PAGE.

STEP 1: FIRST TIME USERS - ESTABLISH A PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

THE CONFIDENTIALITY OF YOUR PERSONAL INFORMATION IS PROTECTED USING SECURE SOCKET LAYER (SSL) TECHNOLOGY.

o SSN or Investor ID

o PIN
                    -------------
o Then click on the ESTABLISH PIN button
                    -------------

                Please be sure to remember your PIN, or maintain
                   it in a secure place for future reference.

STEP 2: LOG IN FOR ACCOUNT ACCESS

You are now ready to log in. To access your account please enter your:

o SSN or Investor ID

o PIN
                    ------
o Then click on the SUBMIT button
                    ------

               If you have more than one account, you will now be
                    asked to select the appropriate account.

STEP 3: ACCOUNT STATUS SCREEN

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

o Certificate History

o Book-Entry Information

o Issue Certificate

o Payment History

o Address Change

o Duplicate 1099

--------------------------------------------------------------------------------

                                ADMISSION TICKET

Please present this admission ticket for admittance to the annual meeting. For security purposes, bags and purses will be subject to search at the door. Seating at the meeting will be limited and admittance will be based on space availability.